Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

USAMERIBANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

USAmeriBancorp, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial condition of USAmeriBancorp, Inc. and subsidiaries as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

Atlanta, Georgia

March 2, 2018

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2017	2016
(Dollars in thousands, except per share amounts)

Assets
Cash and due from banks	$156,614	$78,929
Money market investments	-	1,940
Investment securities available for sale, at fair value	364,466	322,661
Investment securities held to maturity, at amortized cost (fair value $158,135 and $180,996 as of December 31, 2017 and 2016, respectively)	157,317	182,091
FHLB and FRB stock, at cost	38,809	19,569
Loans
Loans receivable	3,810,170	3,373,599
Allowance for loan losses	(42,049)	(39,557)

Loans receivable, net	3,768,121	3,334,042

Bank owned life insurance	49,052	48,363
Premises and equipment, net	57,911	58,818
Other real estate owned, net	4,073	11,922
Deferred tax assets, net	9,016	15,198
Other investments	22,297	24,735
Accured interest receivable	12,123	9,852
Goodwill	6,447	6,447
Other intangible assets	5,310	6,312
Other assets	18,423	32,404

Total Assets	$4,669,979	$4,153,283

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$887,083	$873,522
Interest-bearing	2,674,253	2,604,467

Total deposits	3,561,336	3,477,989
Securities sold under repurchase agreements	17,479	12,502
Advances from the FHLB	656,569	225,128
Term loan	-	13,478
Subordinated debentures	69,002	66,649
Accrued expenses and other liabilities	21,485	37,791

Total liabilities	4,325,871	3,833,537
Commitments and contingencies (Refer to Note 22)
Stockholders’ equity
Series C preferred stock, $.01 par value; $1,000 liquidation preference; 10,000 shares authorized; 10,000 shares issued and outstanding at December 31, 2016	-	10,000
Common stock, $.01 par value; 12,000,000 shares authorized; 10,636,534 and 10,065,812 shares issued and outstanding at December 31, 2017 and 2016, respectively	107	101
Additional paid-in capital	163,573	153,223
Retained earnings	176,483	154,824
Accumulated other comprehensive income	3,945	1,598

Total stockholders’ equity	344,108	319,746

Total liabilites and stockholders’ equity	$4,669,979	$4,153,283

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,
	2017	2016
(In thousands)
Interest Income
Loans	$158,879	$135,719
Investment securities	14,110	12,293
Other	1,989	1,292

Total interest income	174,978	149,304

Interest expense
Deposits	21,657	16,339
Securities sold under agreements to repurchase & short term borrowings	33	278
Advances from the FHLB	3,971	2,272
Term loan	421	273
Subordinated debentures	6,033	4,160

Total interest expense	32,115	23,322

Net interest income	142,863	125,982
Provision for loan losses	850	5,978

Net interest income after provision for loan losses	142,013	120,004
Non-interest income
Retail banking fees	6,199	5,762
Bank owned life insurance	1,527	1,208
Trading income on interest rate contracts	5,071	3,360
Mortgage banking, net	456	618
Gain on sale of securities	77	362
Gain on sale of SBA loans	2,061	3,071
Fee income from investment advisory services	-	292
Net gains on other real estate owned	566	193
ATM network fees	1,908	1,664
Equity in earnings of investments in renewable energy tax credit funds	(225)	(3,896)
Other	1,555	1,658

Total non-interest income	19,195	14,292
Non-interest expense
Salaries and employee benefits	51,996	45,149
Occupancy and equipment	9,262	9,117
Regulatory fees	3,218	2,938
Data processing	4,839	4,699
Professional fees	2,740	3,051
Customer intangible amortization	1,234	1,234
OREO related expenses	826	813
Bank Merger Expense	10,719	-
Other expense	10,136	8,912

Total non-interest expense	94,970	75,913

Income before income taxes	66,238	58,383
Income tax expense	25,885	15,012

Net income	40,353	43,371
Dividends declared on preferred stock and discount accretion	800	1,339

Net income available to common stockholders	$39,553	$42,032

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the years ended December 31,
	2017	2016
(In thousands)

Net income	$40,353	$43,371

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available for sale	3,640	(3,441)
Reclassification of net realized losses (gains) included in earnings	45	(233)
Unrealized holding (losses) gains on cash flow hedges	(132)	7,440
Reclassification adjustment for net (gains) losses from terminated cash flow hedges	(301)	472

Net unrealized gains (losses)	3,252	4,238
Income tax expense	(905)	(2,043)

Other comprehensive income (loss)	2,347	2,195

Comprehensive income	$42,700	$45,566

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the years ended December 31,
(In thousands)	2017	2016
Preferred stock
Beginning Balance	$10,000	$21,938
Discount accretion	-	62
Redemption Series A	-	(12,000)
Redemption Series C	(10,000)	-

Ending balance	-	10,000

Common stock
Beginning Balance	101	100
Exercise of warrants and options	5	-
Issuance	1	1

Ending balance	107	101

Additional paid-in capital
Beginning Balance	153,223	150,733
Stock-based compensation expense	1,535	1,022
Exercise of warrants and options	7,383	1,276
Issuance of common stock	1,432	192

Ending balance	163,573	153,223

Retained earnings
Beginning Balance	154,824	120,159
Discount accretion	-	(62)
Dividends declared on preferred stock	(800)	(1,278)
Dividends declared on common stock	(17,894)	(5,543)
Repurchase and retirement of common stock	-	(1,823)
Net income	40,353	43,371

Ending balance	176,483	154,824

Accumulated other comprehensive income (loss), net of tax
Beginning Balance	1,598	(597)
Other comprehensive income (loss)	2,347	2,195

Ending balance	3,945	1,598

Total stockholders’ equity	$344,108	$319,746

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
(In thousands)	2017	2016
Cash flows from operating activities
Net income	$40,353	$43,371
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(948)	4,713
Stock based compensation expense	1,535	1,022
Depreciation and amortization	5,064	4,951
Net premium amortization on investment securities	1,897	2,630
Net accretion on loans’ deferred fees and costs	(5,123)	(4,987)
Net discount accretion on borrowings	904	556
Gain on sale of securities	(77)	(362)
Principal repayments and sales of loans held for sale	-	315
Provision for loan losses	850	5,978
Gain on sale of loans	(2,061)	(3,424)
Net loss (gain) on sales and write downs of other real estate	(88)	262
Earnings on bank owned life insurance	(1,527)	(1,208)
Capitalization of servicing rights	(554)	(722)
Amortization of servicing rights	322	216
Net change in:
Accrued interest receivable and other assets	17,445	1,141
Accrued interest payable and other liabilities	10,110	1,794

Net cash provided by operating activities	68,103	56,246

Cash flows from investing activities
Principal repayment and sales of investment securities available for sale	60,496	76,917
Purchases of securities available for sale	(99,790)	(176,640)
Principal repayment of investment securities held to maturity	31,601	26,269
Purchases of investment securities held to maturity	(7,176)	(18,769)
Net loan originations, purchases and repayments	(447,801)	(470,809)
Proceeds on sale of loans receivable	19,171	49,511
Purchase/redemption of Federal Home Loan Bank and Federal Reserve Bank stock	(19,240)	927
Net change in tax certificates	466	2,362
Net contributions to limited liability partnership and companies	(23,036)	(23,861)
Proceeds from sale of other real estate	8,821	3,098
Earnings on bank owned life insurance	838
Acquisitions of premises and equipment	(2,900)	(2,673)

Net cash used in investing activities	(478,550)	(533,668)

Cash flows from financing activities
Net increase in deposits	83,347	493,673
Net change in repurchase agreements	4,977	(7,813)
Repurchase and retirement of common stock	-	(1,823)
Proceeds from borrowings, net of debt issue costs	672,741	282,751
Repayment of borrowings	(253,328)	(294,349)
Proceeds from exercise of stock warrants & options	7,388	1,277
Proceeds from issuance of common stock	1,433	192
Redemption of preferred stock	(10,000)	(12,000)
Dividends paid on common stock	(19,565)	(4,774)
Dividends paid on preferred stock	(800)	(1,278)

Net cash provided by financing activities	486,192	455,856
Net change in cash and cash equivalents	75,745	(21,566)
Cash and cash equivalents at beginning of the year	80,869	102,435

Cash and cash equivalents at the end of the year	$156,614	$80,869

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

Notes to Consolidated Financial Statements

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 1.  Nature of Operations and Basis of Presentation

Nature of Operations

These consolidated financial statements include USAmeriBancorp, Inc. (the “Holding Company”) and its wholly owned subsidiaries, USAmeriBank (the “Bank”) and USAB Risk Management, Inc. (dissolved as of September 30, 2017), collectively referred to as the “Company”,

USAmeriBancorp, Inc. is a bank holding company, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System, engaged in banking and mortgage and commercial lending activities through its banking subsidiary, USAmeriBank. The Bank is a wholly-owned Florida state-chartered member of the Federal Reserve System with 13 branches in the Tampa Bay, Florida area and 15 branches throughout central Alabama, principally in the Montgomery and Birmingham regions.

During July 2015, the Company established USAB Risk Management, Inc., which is a wholly-owned captive insurance company that covers the risk to which USAmeriBancorp, Inc. and USAmeriBank are exposed, including the deductibles in the Company’s insurance policies subscribed with third parties. As of September 30, 2017, the company dissolved USAB Risk Management, Inc.

The Company provides a full range of financial services through its banking offices in Florida and Alabama. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial and residential mortgages, commercial loans secured by real estate, commercial & industrial loans and installment loans.

Certain amounts reflected in the 2016 consolidated financial statements have been reclassified to conform to the 2017 presentation.

Subsequent Events

The Company evaluated subsequent events through March 2, 2018, the date that the consolidated financial statements were issued. Refer to Note 25. - Subsequent Events for additional information.

Note 2.  Significant Accounting Policies

The accounting and financial reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“GAAP”) and to prevailing practices within the financial services industry.

The following is a description of the most significant of these policies:

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of USAmeriBancorp, Inc. and all other entities in which USAmeriBancorp, Inc. has a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company determines whether there is a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity (“VIE”) under current accounting guidance. Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and provide the equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. The Company consolidates voting interest entities in which it has all, or at least a majority of, the voting interest. As defined in current accounting guidance, VIEs are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in a VIE is present when an enterprise has both the power to direct the activities of the VIE that most significantly impact the VIEs economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Company’s wholly-owned subsidiary Aliant Statutory Trust II

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

is a VIE for which the Company is not the primary beneficiary. Accordingly, the accounts of this trust are not included in the Company’s consolidated financial statements.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of investment securities (including those that are other than temporarily impaired), the valuation of other real estate owned, deferred income taxes and the fair value of financial instruments. The Company believes that the judgments, estimates and assumptions used in the preparation of its consolidated financial statements are appropriate given the factual circumstances as of December 31, 2017. However, the use of other judgments, estimates and assumptions could result in material differences in the Company’s financial condition and results of operations.

Cash and Equivalents and Restrictions on Cash

Cash and cash equivalents include cash and due from banks and money market deposits. Cash and cash equivalents are carried at cost, which approximates fair value due to the short-term nature of its components. As of December 31, 2017 and 2016, the Company’s cash and equivalents includes interest bearing balances with the Federal Reserve Bank (“FRB”), the Federal Home Loan Bank (“FHLB”) and other banks totaling $138,779 and $64,508, respectively.

Under certain circumstances, cash on hand is required to be maintained to meet regulatory reserve and clearing requirements. As of December 31, 2017 and 2016, the Company maintained a reserve totaling $0 and $2.

Supplemental Information on the Consolidated Statement of Cash Flows

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, deposits with other financial institutions with original maturities under 90 days, and federal funds sold.

Supplemental cash flow information and noncash disclosures were as follows:

	For the years ended December 31,
	2017	2016
Supplemental cash flow information:
Interest paid	$30,998	$22,323
Income taxes paid	5,282	13,614

Supplemental non-cash disclosures:
Transfer of loans receivable to other real estate owned, net	884	5,802
Transfer of other assets to other real estate owned, net	-	-

Investment Securities

The Company classifies investments securities as either available-for-sale (“AFS”), trading or held-to-maturity (“HTM”) at the time of acquisition, as required by current accounting guidance.

●

Held-To-Maturity - debt securities which the Company has the positive intent and ability to hold to maturity will be classified as held to maturity. Securities in this classification will be reported at amortized cost.

●

Trading - debt and equity securities which the Company purchases and holds principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

●

Available-For-Sale - debt and equity securities that have readily available fair value, not classified as either HTM or trading are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, in accumulated other comprehensive income or loss.

The amortization of premiums is deducted and the accretion of discounts is added to interest income, based on the level-yield method, over the remaining period of the investment security. The cost of securities sold is determined by specific identification. Net realized gains or losses on sales of trading and AFS investment securities and unrealized loss valuation adjustments considered other than temporary, if any, on HTM or AFS securities are determined using the specific identification method and are included in earnings. Purchases and sales of investment securities are recognized on a trade-date basis.

Securities classified as either available for sale or held to maturity are reviewed for other-than-temporary-impairment (“OTTI”) on an individual security level each reporting period.

The Company uses a three-step process to determine if an OTTI loss should be recorded, as follows:

1.

Determine if the investment is impaired. An investment is considered impaired when the fair value of the investment is less than its cost. The fair value of the investment is compared to the amortized cost of the investment each reporting period to determine whether the investment is impaired. For purposes of determining whether an investment is impaired, the cost of an investment includes adjustments for accretion, amortization, previous other-than-temporary impairments, and hedging.

2.

If the investment is impaired, determine if the impairment is other-than-temporary. Factors which may be indicative of an other-than-temporary impairment are: (a) the length of time and extent to which market value has been less than cost; (b) the financial condition and near-term prospects of the issuer; and (c) USAB’s intent and ability to retain the investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value. In assessing whether the entire amortized cost basis of the security will be recovered, the Company compares the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis of the security, the entire amortized cost basis of the security will not be recovered (that is, a credit loss exists), and an other-than-temporary impairment is considered to have occurred.

3.

If an impairment is other-than-temporary, determine the amount that should be recognized as an impairment loss. If the decline in fair value of an equity security is determined to be other than temporary, the cost basis of the individual security is written down to its fair value as of the balance-sheet date of the reporting period for which the assessment is made. This fair value becomes the security’s new amortized cost basis, which is not changed for subsequent recoveries in fair value. The amount of the write-down is included in earnings (i.e., accounted for as a realized loss). If the decline in fair value of a debt security is determined to be other-than-temporary, the amount of the other-than-temporary loss to be recognized in earnings depends on whether the Company intends to sell (or more likely than not will be required to sell) the security before recovery of its amortized cost basis less any current period credit loss. If the Company intends to sell the security (or more likely than not will be required to sell the security) the other-than-temporary loss is recognized in earnings. If the Company does not intend to sell the security (and is not more likely than not to be required to sell the security) the other-than-temporary impairment is separated into: (i) the amount representing the credit loss, which is recognized in earnings; and (ii) the amount relating to all other factors, which is recognized in other comprehensive income. The other-than-temporary impairment recognized in other comprehensive income for debt securities classified as held-to-maturity is accreted over the remaining life of the debt security in a prospective manner on the basis of the amount and timing of the future cash flows and continues until the security is sold, the security matures, or there is additional other-than-temporary impairment that is recognized in earnings.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Federal Home Loan Bank and Federal Reserve Bank Stock

The Company, through its banking subsidiary, owns stock of the FRB and the FHLB. No readily available market exists for these stocks, and they have no quoted market values. The Bank, as a member of the Federal Reserve System and the FHLB, is required to maintain an investment in the capital stock of the FRB and FHLB. The stock is redeemable at par by the FRB and FHLB, respectively, and is, therefore, carried at cost, classified as a restricted investment security and evaluated for impairment, when applicable.

As of December 31, 2017, the Company’s investment in the FHLB and FRB totaled $31,709, and $7,100, respectively. As of December 31, 2016, the Bank’s investment in the FHLB and FRB totaled $12,929 and $6,639, respectively.

Dividends received on the FRB and FHLB stock totaled $1,379 and $1,031 for the years ended December 31, 2017 and 2016, respectively and are included within other interest income in the consolidated statements of income.

Loans Receivable

The Company’s loans receivable includes loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff. These loans are reported at the recorded investment, which includes the principal balance outstanding, premiums, discounts, deferred loan fees and costs, and the allowance for loan losses.

Interest income is recognized under the accrual method and is discontinued at the time the loan is 90 days past due, unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. If the collectability of a loan in nonaccrual status is uncertain, any payments received are applied to reduce the recorded investment in the loan. Interest collected on nonaccrual loans may be recorded as interest income on a cash-basis as long as the loan is deemed to be fully collectible. The determination of collectability must be supported by a current, well-documented credit evaluation of the borrower’s financial condition and repayment expectation. A nonaccrual loan may be restored to accrual status when: (i) its principal and interest are no longer past due and unpaid, and the Company expects repayment of the remaining principal and interest and: (ii) when it otherwise becomes well secured and in the process of collection. A loan is well secured if it is secured by collateral in the form of liens or pledges of real or personal property (including securities) that have a realizable value sufficient to discharge the debt (including accrued interest) in full and by the guarantee of a financially responsible party. An asset is in the process of collection if collection of the asset is proceeding in due course either through legal action (including judgment enforcement procedures) or through collection efforts not involving legal action, which are reasonably expected to result in repayment of the debt or in its restoration to a current status in the near future.

Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

The Company segregates loans into the following segments: (i) real estate loans, (ii) commercial, financial and agricultural loans and; (iii) consumer & other loans. A segment is defined as the level at which an entity develops and documents a systematic method for determining the ALL. Classes within the real estate segment include construction and land development, 1-4 family first mortgage residential loans, 1-4 family junior lien residential loans, commercial real estate loans, and other loans. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and the Company’s method for monitoring and assessing credit risk. The segment of non-real estate commercial loans and consumer loans have not been further segregated by class.

Real estate loans- All loans within this segment are particularly sensitive to the valuation of their respective real estate collateral.

●

Construction & land development loans are repaid through cash flows related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. The majority of construction and land development loans for commercial purposes are originated under interest only terms with principal due at maturity.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

●	1-4 family residential loans, both first and junior liens, are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

●

Commercial real estate loans include owner-occupied commercial real estate loans, multi-family residential loans, and other commercial loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are repaid by cash flow generated from the business operation. Multi-family residential loans such as nursing homes and apartment buildings are repaid from rent income derived from the properties. Real estate loans for income-producing properties such as office and industrial buildings, and retail shopping centers are also repaid from rent income derived from the properties.

●	Other real estate mortgage loans include loans secured by farmland. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial, financial, & agricultural loans - These loans include loans to commercial customers for use in typical business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by the business’s cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the customers’ business operations.

Consumer & other loans - The consumer loan segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk

Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Bank Board of Directors’ approved Loan and Credit Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

For the consumer segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit quality of the portfolios. To ensure problem credits are identified on a timely basis, portfolio reviews are conducted periodically to assess the larger adversely rated credits for proper risk rating and accrual status and, if necessary, to ensure such individual credits are transferred to the Special Assets Department.

Credit quality and trends in the loan segments are measured and monitored regularly by the Bank’s Board of Directors. Detailed reports by product, collateral and accrual status, among others, are reviewed by Senior Management and the Directors’ Loan Committee, a sub-committee of the Bank’s Board of Directors.

Loans Risk Ratings

The following risk grade categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

“Pass”: Loans in this risk category involve borrowers of acceptable-to-strong credit quality and risk who have the ability to satisfy their loan obligations. Loans in this risk grade would possess sufficient mitigating factors, such as adequate collateral or strong guarantors possessing the capacity to repay the debt if required, for any weakness that may exist.

“Special Mention”: Loans in this classification have weakness or potential weaknesses that deserve very close attention. If left uncorrected, these weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special Mention assets pose an elevated risk, but their weakness does not yet justify a “Substandard” classification.

“Substandard”: For loans in this category, the company has recognized that chances of repayment have become severely impaired and that the Company lacks sufficient collateral coverage to be protected from loss.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

“Doubtful”: Loans which have a clear and defined weakness, making the ultimate repayment of the loan, or portions thereof, highly improbable are classified Doubtful. Factors are present in the credit relationship which justify keeping the loan on the books until repayment status is better defined. Identifiable loss should be calculated by taking the loan amount and subtracting the fair value less cost to sell of the collateral, if any.

“Loss”: Loans in this category are of such little value that their continuance as bank assets are not warranted, even though partial recovery may occur in the future. Loans in the process of being charged-off fall into this category. By each quarter end, any loans still carried in the Loss category are charged-off unless they are fully covered by specific reserves in the allowance for loan losses.

Impaired Loans

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Current information and events include environmental factors (e.g. existing industry, geographical, economic and political factors). Probable means the future event or events which will confirm the loss or impairment of the loan is likely to occur. All amounts due means both contractual principal and interest, as scheduled in the loan agreement. Loans are tested for impairment and considered impaired unless otherwise documented if: (i) borrower has a credit relationship greater than $500,000 and rated Substandard; (ii) rated Loss; (iii) over $100,000 rated Doubtful; (iv) over $100,000 in non-accrual status; (v) over $100,000 that are past due 90 days or more; (vi) troubled debt restructures and; (vii) loans with any legal actions in course, such as foreclosures, repossessions, suits or forbearance agreements (over $100,000).

Large groups of smaller-balance standardized homogeneous loans that are collectively evaluated for impairment such as residential and smaller commercial mortgage loans, overdrafts, small business working capital loans, consumer loans, loans accounted for under the fair value method or under the lower of cost or market method are excluded from the population of loans individually evaluated for impairment.

An allowance for loan impairment is recognized to the extent that the carrying value of an impaired loan exceeds the present value of the expected future cash flows discounted at the loan’s effective rate, the observable market price of the loan (if available), or the fair value less cost to sell of the loan’s collateral property, if the loan is collateral dependent. The fair value of the collateral is generally based on appraisals. The Company requests updated appraisals reports from pre-approved appraisers for loans that are considered impaired on an annual basis.

Troubled Debt Restructurings

Troubled debt restructures (“TDRs”) occur when a borrower is experiencing financial difficulties and the Company grants a concession it would not otherwise make in an attempt to maximize the net present value of the loan asset.

Concessions granted by the Company could include a reduction in rate, deferral of interest and/or principal payments, extension of payments, forgiveness of principal, or any other action intended to maximize collection. In some cases the concession either stems from an agreement between the creditor and the debtor or is imposed by law or a court.

A loan may be restructured in a troubled debt restructuring into two (or more) loan agreements (e.g. Note A and Note B). Note A represents the portion of the original loan principal amount that is expected to be fully collected along with contractual interest. Note B represents the portion of the original loan that may be considered uncollectible and charged-off, but the obligation is not forgiven to the borrower. Note A may be returned to accrual status provided all the conditions for a TDR to be returned to accrual status are met. The modified loans are considered TDRs and thus, are evaluated for impairment.

Indicators that the debtor is experiencing financial difficulties include; (i) the borrower is currently in default on any of its debt or it is probable that the borrower would be in payment default on any of its debt in the foreseeable future without the modification; (ii) the borrower has declared or is in the process of declaring bankruptcy; (iii) there is significant doubt as to whether the borrower will continue to be a going concern; (iv) the borrower has securities that have been delisted, are in the process of being delisted, or are under threat of being delisted from an exchange; (v) based on estimates and projections that only encompass the borrower’s current business capabilities, it is forecasted that the entity-specific cash flows will be insufficient to service the debt (both interest and principal) in accordance with the contractual terms of the existing agreement through maturity; and (vi) absent the current modification, the

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

borrower cannot obtain funds from sources other than the existing creditors at an effective interest rate equal to the current market interest rate for similar debt for a non-troubled debtor.

A loan restructured in a troubled debt restructuring is an impaired loan. TDRs are to be evaluated for impairment for their remaining life, as required by current accounting guidance and will not be included in the computation of the general allowance, even if the loan returns to accrual status. The impairment computation for a TDR is be based on the present value of future cash flows (at the original loan’s effective interest rate); the fair value less cost to sell of collateral is used if the loan is collateral dependent, that is, when repayments are expected to come only from the sale of the collateral, or from the operation of the collateral.

Loans classified as TDRs may be excluded from TDR status reporting if performance under the restructured terms exists for a reasonable period and the loan terms are market equivalent.

TDRs can be accruing if they have performed under the restructured terms for a period of time (generally 6 or more months for a monthly payment loan), or if historical cash flow shows that the loan could have performed over the previous (six-month) period under the restructured terms. The accrual decision is made based on the customer’s ability to perform under the restructured (not original contractual) terms.

If a TDR has had no historical loss and performs to the point where the borrower would qualify for the same loan at a market rate, at market terms and be approved under standard underwriting, the Company may refinance/pay off the TDR and replace it with a new note that would not carry the TDR label or be considered impaired.

Legal fees and other direct costs incurred by the Company to effect a TDR are expensed as incurred.

Certain Purchased Impaired Loans

Through prior business combinations, the Company has purchased individual loans which have shown evidence of credit deterioration. These purchased loans are recorded at fair value at the time of acquisition and the carryover of the seller’s allowance for loan losses is prohibited, as any credit losses are included in the determination of fair value. These purchased credit impaired loans are not considered non-performing and continue to have an accretable yield as long as there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Loans charged-off against the non-accretable difference established in purchase accounting are not reported as charge-offs. Charge-offs on these purchased impaired loans are recorded only to the extent that losses exceed the non-accretable difference established with the purchase accounting.

Such purchased loans are accounted for on a loan by loan basis. The Company estimates the amount and timing of expected cash flows for each purchased loan, and the expected cash flows in excess of fair value at acquisition is recorded as an increase to interest income over the remaining life of the loan (accretable yield). The excess of the loan’s contractual principal and interest over expected cash flows remains as a non-accretable difference.

Over the life of the loan, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the recorded investment in the loan (net of non-accretable difference), an additional loss is recorded as an increase to the provision for loan losses. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of the accretable difference and future interest income.

Allowance for Loan Losses

The allowance for loan losses (“ALL”) is an estimate of probable credit losses inherent in the loans receivable portfolio. Loan losses are charged against the ALL when there is substantial doubt about the collection of principal and/or interest of a loan according to contractual terms. Subsequent recoveries, if any, are credited to the ALL. Management estimates the ALL balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. The ALL is increased by a charge to earnings through the provision for loans losses.

The ALL consists of general and specific components. The general component covers non-impaired loans and is based on historical loss experience adjusted for current qualitative factors. The specific component relates to loans that are individually determined to be impaired. While allocations of the ALL are made for specific loans, the entire ALL is available for any loan that, in management’s judgment, should be charged off.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Troubled debt restructurings are classified as impaired. Additionally, impaired loans include loans on non-accrual status, loans that have been partially charged-off and loans for which there is a specific ALL identified.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Commercial and commercial real estate loans are individually evaluated for impairment, if certain criteria are met. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

The Company fully charges off consumer installment loans when any of the following occurs: (i) the loan is determined to be uncollectible or; (ii) when a loan is 90 days or more past due, unless there is a record of regular contractual payments or unless the underlying collateral is taken into possession by the Company. For consumer instalment loans (including residential mortgage loans) on which the Company has taken possession of the collateral, the excess of the recorded investment in the loan over the fair value less cost to sell of the collateral is charged-off no later than 180 days from the date the Company takes possession of the collateral.

Generally, commercial unsecured loans are fully charged off when the loan is 90 days or more past due in payments of principal or interest. For commercial loans secured by real estate that are 90 days or more past due, the charge-off amount is the excess of the recorded investment in the loan over the fair value of collateral, adjusted for estimated selling costs.

Transfers and servicing of financial assets

The transfer of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset in which the Company surrenders control over the assets is accounted for as a sale if all of the following conditions are met: (i) the assets must be isolated from creditors of the transferor, (ii) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Company transfers financial assets and the transfer fails any one of these criteria, the Company is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing.

For transfers of financial assets that satisfy the conditions to be accounted for as sales, the Company derecognizes all assets sold; recognizes all assets obtained and liabilities incurred in consideration as proceeds of the sale, including servicing assets and servicing liabilities, if applicable; initially measures at fair value assets obtained and liabilities incurred in a sale; and recognizes in earnings any gain or loss on the sale.

Other Investments

Other investments where the Company holds less than a 20% interest in the issuer are carried at cost and are reviewed for impairment when events indicate the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the investments are recorded at fair value.

Other investments where the Company holds a 20% or more interest in the issuer, but not a controlling interest, are accounted for under the equity method. Under the equity method, the Company’s net income and other comprehensive income include its proportionate share of issuer’s net income and other comprehensive income. Any excess of the Company’s purchase price over its proportionate share of the issuer’s net assets is included in other investments in the Company’s consolidated statements of financial condition. This excess is periodically assessed for impairment and any such impairment is recognized in the consolidated statements of income in the period identified.

The Company will generally recognize its share of the limited partnership’s earnings on a one to three-month lag.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Bank Owned Life Insurance

The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Changes in the amount that can be realized under the insurance contract are included within noninterest income in the consolidated statements of income.

Premises and Equipment, net

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and software amortization are computed using the straight-line method over the estimated useful lives of each type of asset. Land is carried at cost. Costs of maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. When assets are disposed of, their cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in earnings as realized or incurred, respectively. Depreciation and amortization expense for premises and equipment is included within occupancy expense and amortization expense for software is included within other expenses in the consolidated statements of income.

Rent expense and amortization of leasehold improvements under operating leases is computed using the straight-line method over the shorter of the lease term or the useful life of the asset. The lease term is defined as the contractual term plus lease renewals that are considered to be reasonably assured.

The following is a summary of the estimated useful lives of the Company’s premises and equipment:

Asset Category	Estimated Useful Life (in years)
Land improvements	40
Buildings	40
Building improvements	7 – 10
Furniture, fixtures and equipment	2 – 10
Software	1 – 5.5

Other Real Estate Owned, net

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, less estimated costs to sell. Any excess of the recorded investment in the loan over fair value, less estimated costs to sell, is charged to the ALL at the time of foreclosure. Subsequent to foreclosure, any losses in the carrying value arising from periodic re-evaluations of the properties, and any gains or losses on the sale of these properties are credited or charged to expense in the period incurred as a component of net gains (losses) on other real estate owned in the consolidated statements of income. The cost of maintaining and operating such properties is expensed as incurred as a component of noninterest expense.

Updated property valuations are obtained on an annual basis (or when certain events arise that would require an updated appraisal) to adjust the value of the other real estate assets to the lower of cost or fair value less cost to sell.

Goodwill and Other Intangible Assets

Goodwill is recognized when the purchase price is higher than the fair value of net assets acquired in business combinations under the purchase method of accounting.

Goodwill is tested for impairment at least annually or more frequently if certain conditions exist. The Company elected to perform a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. The Company performed its annual analysis of goodwill for potential impairment and, based on this review, it was determined that no impairment existed for the years ended December 31, 2017 and 2016.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Goodwill is the only intangible asset that the Company has determined to have an indefinite life in the Company’s consolidated statements of financial condition.

Intangible assets with definite useful lives are initially measured at fair value and then amortized over their estimated useful lives to their estimated residual values. Customer related intangible assets and the servicing asset are the only intangible assets with a definite useful life on the Company’s consolidated statements of financial condition. Refer to Note 9 - Goodwill and Other Intangibles for additional information.

Servicing assets

The Company periodically sells loans or portions of loans while retaining the obligation to perform the servicing of such loans. Whenever the Company undertakes an obligation to service a loan, management assesses whether a servicing asset or liability should be recognized. A servicing asset is recognized whenever the compensation for servicing is expected to more than adequately compensate the Company for performing the servicing. Likewise, a servicing liability is recognized in the event that servicing fees to be received are not expected to adequately compensate the Company for its expected cost. As of December 31, 2017 and 2016, servicing assets totaled $1,356 and $1,124 and are included within intangible assets in the consolidated statements of financial condition.

Servicing assets are initially recognized at fair value. For subsequent measurement of servicing rights, the Company elected the amortization method. Under the amortization method, servicing assets are amortized in proportion to, and over the period of, estimated servicing income, and assessed for impairment based on fair value at each reporting period. Contractual servicing fees, including ancillary income and late fees and impairment losses, if any, are reported in other non-interest income in the consolidated statements of income. Loan servicing fees, which are based on a percentage of the principal balance of the loans serviced, are included in earnings as loan payments are collected.

For purposes of evaluating and measuring impairment of capitalized servicing assets that are accounted under the amortization method, the amount of impairment recognized, if any, is the amount by which the capitalized servicing assets exceed their estimated fair value. Temporary impairment is recognized through a valuation allowance with changes included in results of operations for the period in which the change occurs. If it is later determined that all or a portion of the temporary impairment no longer exists, the valuation allowance is reduced through a recovery in earnings. Any fair value in excess of the cost basis of the servicing asset is not recognized. Servicing rights subsequently accounted under the amortization method are also reviewed for other-than-temporary impairment. When the recoverability of an impaired servicing asset accounted under the amortization method is determined to be remote, the unrecoverable portion of the valuation allowance is applied as a direct write-down to the carrying value of the servicing rights, precluding subsequent recoveries.

Derivative Instruments and Hedging Activities

As required by current accounting guidance, the Company records all derivatives in the consolidated statement of financial condition at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The Company made the election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to certain floating rate borrowings or time deposits.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to adverse interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The effective portion of changes in the fair value of derivatives designated as cash flow hedges is recorded in accumulated Other Comprehensive Income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ended December 31, 2017 and 2016, such derivatives were used to hedge the variable cash flows associated with variable interest rate liabilities and forecasted issuance of variable liabilities. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the years ended December 31, 2017 and 2016, the Company did not record any hedge ineffectiveness.

Amounts reported in accumulated other comprehensive income related to derivatives are reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During 2015 and 2017, the Company effectively early terminated certain swap agreements hedging the variable interest rate liabilities and recorded a related early termination loss for 2015 and gain for 2017, net of tax, in accumulated other comprehensive income. The net gain is amortized to interest expense over the original maturity of the swap agreements. See Note 15 - Derivatives for additional information.

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, then the Company could also be declared in default on its derivative obligations and could be required to terminate its derivative positions with the counterparty. In addition, the Company has agreements with certain of its derivative counterparties that contain a provision where if the Company fails to maintain its status as a well-capitalized institution, then the Company could be required to terminate its derivative positions with the counterparty.

Customer Interest Rate Swaps

The Company has entered into interest rate swaps to facilitate customer transactions in connection with their financing needs. Upon entering into these swaps with borrowers, the Company enters into offsetting positions with counterparties to minimize risk to the Company. These back-to-back swaps qualify as derivatives, but are not designated as hedging instruments. As a result, these instruments are classified as trading assets and liabilities.

Interest rate swap contracts involve the risk of dealing with borrowers and counterparties and their ability to meet contractual terms. When the fair value of a derivative instrument contract is positive, this generally indicates that the counterparty or customer owes the Company, and results in credit risk to the Company. When the fair value of a derivative instrument contract is negative, the Company owes the customer or counterparty and therefore, has no credit risk. The fair value of interest rate swap contracts is included within the trading income on interest rate contracts in the consolidated statements of income at the time the swaps are executed. Changes in the fair value of these swaps are recorded within other expenses in the consolidated statements of income.

Stock-Based Compensation

Stock-Based compensation expense is recognized for stock options awards issued to certain employees, directors or service providers, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period. See Note 20 – Stock-Based Compensation & Other Benefit Plans for additional information regarding the Company’s stock-based compensation plans.

Income Taxes

Income tax expense (benefit) is the total of the current year income tax due (or refundable) and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. As of December 31, 2017 and 2016, the Company does not have a valuation allowance offsetting deferred tax assets.

The Company applies current accounting guidance with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company classifies all interest and penalties related to uncertain tax positions as income tax expense. For the years ended December 31, 2017 and 2016, the Company did not identify any uncertain tax position, not meeting the “more likely than not” test.

On December 22, 2017, the Tax Cuts and Jobs Act (“2017 Tax Act”) was enacted. The 2017 Tax Act contains several key provisions that may have a significant financial statement effect for the Company, such as: (i) remeasurement of deferred taxes and; (ii) reassessment of the realizability of deferred tax assets. The 2017 Tax Act reduces the corporate rate from 35% to 21%, effective January 1, 2018. As required by current accounting guidance, the Company remeasured its deferred tax assets and liabilities to reflect the effects of the enacted changes in the tax law at the date of enactment. The effect of the remeasurement is a provisional charge of $5,162 and is reflected entirely in the income tax expense line item of the December 31, 2017 consolidated income statement.

Earnings Per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income available to common stockholders by the sum of the weighted average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock warrants and stock options.

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.

	Years Ended December 31,
	2017	2016
Weighted-average common shares outstanding	10,324,376	10,051,267

Net income available to common stockholders	$39,553	$42,032

Basic earnings per share	$3.83	$4.18

Weighted-average common shares outstanding	10,324,376	10,051,267
Dilutive effects of assumed conversions and exercise of stock options and warrants	120,651	327,953

Weighted-average common and dilutive potential common shares outstanding	10,445,027	10,379,220

Net income available to common stockholders	$39,553	$42,032

Diluted earnings per share	$3.79	$4.05

Stock options and stock warrants that result in lower potential shares issued are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect in earnings per share. As of December 31, 2017, no stock options nor stock warrants had an antidilutive effect on the earnings per share

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

computation. As of December 31, 2016, there were 61,448 stock options and 31,761 stock warrants that were not included in the diluted earnings computation.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except those resulting from investments by owners and distributions to owners. The presentation of comprehensive income is included in separate consolidated statements of comprehensive income. Comprehensive income includes the Company’s net income, other comprehensive loss/income resulting from changes in the unrealized gains and losses on available for sale securities and unrealized gains/losses on derivatives classified as cash flow hedges.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Dividend Restriction

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Company’s subsidiary Bank to the Holding Company or by the Holding Company to stockholders. Refer to Note 22 – Regulatory Matters for additional information.

Fair Value Measurements

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with current accounting guidance, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value of expected cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair Value Hierarchy

The Company classifies its financial assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such instruments pursuant to the valuation hierarchy is described below.

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For investment securities where quoted prices are not available, fair values are obtained based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows and other market indicators, such as loss severities, volatility, credit spread and optionality (Level 3). As of December 31, 2017 and 2016, the Company does not have investment securities classified as Level 3.

Other Investments: Investments in renewable energy tax credits (“RETC”) funds are carried at fair value. The fair value of the RETC is based on a discounted cash flow analysis performed at the investment level. The Company classifies the RETC within Level 3 of the valuation hierarchy.

Trading Assets and Liabilities: Interest rate swap agreements accounted for as trading assets and liabilities are carried at fair value. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Assets Measured at Fair Value on a Nonrecurring Basis

The valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such instruments pursuant to the valuation hierarchy is described below.

Impaired Loans: The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals or opinions of value. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments could be significant. Impaired loans with fair value adjustments are classified as Level 3 in the fair value hierarchy.

Other Real Estate Owned: Foreclosed real estate assets are recorded at fair value less cost to sell upon transfer of the asset to other real estate owned. Subsequently, these assets are carried at the lower of carrying value or fair value less cost to sell. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral, less cost to sell. The Company classified these assets as Level 3.

Reserve for Unfunded Commitments

The reserve for unfunded commitments is maintained at a level believed by management to be sufficient to absorb estimated probable losses related to unfunded credit facilities and is included within accrued expenses and other liabilities in the consolidated statements of financial condition. The determination of the adequacy of the reserve is based upon an evaluation of the unfunded credit facilities. Net adjustments to the reserve for unfunded commitments are included in other noninterest expenses in the consolidated statements of income.

Recent Accounting Pronouncements

ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220), Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02). The amendments in ASU 2018-02 allow reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The adoption of this standard is not expected to have a material effect on the Company’s financial condition.

ASU 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606) (“ASU 2017-14). This Accounting Standards Update supersedes various SEC paragraphs and amends an SEC paragraph pursuant to the issuance of Staff Accounting Bulletin No. 116.

ASU 2017-12, Derivatives and Hedging, Targeted Improvements to Accounting for Hedging Activities, (“ASU 2017-12”). The amendments in ASU 2017-12 provided guidance to improve the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities and financial reporting for hedging relationships through changes to through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results in the financial statements. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company will evaluate the provisions of ASU 2017-012 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity, Derivatives and Hedging; 1.Accounting for Certain Financial Instruments with Down Round Feature and 2. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”) The amendments in this Update revise the guidance for instruments with down round features in Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2017-09, Compensation – Stock Compensation (“ASU 2017-09”). The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendment eliminates the existing accounting for stock compensation payments and instead applies the accounting model for share-based compensation to employees to nonemployee payments with two exceptions. The amendment in this update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2017-08, Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”). The amendments in ASU 2017-8 shorten the amortization period for certain purchased callable debt securities held at a premium to the earliest call date. An entity is required to amortize the premium to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company will evaluate the provisions of ASU 2017-08 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2017-05, Other Income – Gains & Losses from the Decrecognition of Nonfinancial Assets (“ASU 2017-05”). The amendments in ASU 2017-05 clarify that a financial asset is within the scope of Subtopic 610-20 and if it meets the definition of an in substance nonfinancial asset. The amendments also clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. The amendments in this update are effective for public entities for annual reporting periods beginning after December

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

15, 2017, including interim reporting periods within that reporting period. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2017-04, Intangibles – Goodwill & Other (“ASU 2017-04”). Under the amendments in ASU 2017-04 an entity should perform its annual or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 also eliminates the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment is necessary. A public business entity that is not a Securities and Exchange Commission (“SEC”) filer should adopt the amendments in ASU 2017-04 for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. The Company will evaluate the provisions of ASU 2017-04 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2017-01, Business Combinations (“ASU 2017-01”). The amendments in ASU 2017-01 provide a screen to determine when an integrated set of assets and activities (collectively defined as a “Set”) is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in ASU 2017-01: (i) require that to be considered a business, a Set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and; (ii) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a Set has outputs. Although outputs are not required for a Set to be a business, outputs generally are a key element of a business; therefore, ASU 2017-01 includes more stringent criteria for Sets without outputs. Public business entities should apply the amendments to ASU 2017-01 to annual periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2016-18, Restricted Cash (“ASU 2016-18”). The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in ASU 2016-18 do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. The adoption of this standard is not expected to have a material effect on our financial statements.

ASU 2016-17, Consolidation (“ASU 2016-17”). ASU 2016-17 amends the consolidation guidance on how a reporting entity that is the single decision maker of a variable interest entity (“VIE”) should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that VIE. The primary beneficiary of a VIE is the reporting entity that has a controlling financial interest in a VIE and, therefore, consolidates the VIE. A reporting entity has an indirect interest in a VIE if it has a direct interest in a related party that, in turn, has a direct interest in the VIE. The amendments on ASU 2016-17 are effective for public business entities for fiscal years beginning after December 15, 2016, including interim period within those fiscal years. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU 2016-16, Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”). The amendments in ASU 2016-16 specify that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments to ASU 2016-16 eliminate the exception for an intra-entity transfer other than inventory, where the recognition of current and deferred income

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

taxes where prohibited until the asset was sold to an outside party. The amendments to ASU 2016-16 are effective for annual reporting periods beginning after December 15, 2017. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendments in ASU 2016-15 include specific guidance on the cash flow classification of the following issues; (i) debt prepayment or debt extinguishment costs; (ii) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (iii) contingent consideration payments made after a business combination; (iv) proceeds from the settlement of insurance claims; (v) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (vi) distributions received from equity method investees; (vii) beneficial interests in securitization transactions; (viii) separately identifiable cash flows and application of the predominance principle. The amendments to ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material effect on our financial statements.

ASU 2016-13, Financial Instruments – Credit Losses (“ASU 2016-13”). The amendments in ASU 2016-13 require a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. An entity must use judgement in determining the relevant information and estimation methods that are appropriate in its circumstances. The allowance for credit losses for purchased financial assets with a more-than-insignificant amount of credit deterioration since origination (“PCD asset”) that are measured at amortized cost basis is determined in a similar manner to other financial assets measured at amortized cost basis; however, the initial allowance for credit losses is added to the purchase price rather than being reported as a credit loss expense. Only subsequent changes in the allowance for credit losses are recorded as a credit loss expense for these assets. Interest income for PCD assets should be recognized based on the effective interest rate, excluding the discount embedded in the purchase price that is attributable to the acquirer’s assessment of credit losses at acquisition. In addition, credit losses relating to available-for-sale debt securities should be recorded through an allowance for credit losses. Available-for-sale accounting recognizes that value may be realized through collection of contractual cash flows or through sale of the security; therefore, the amendments in ASU 2016-13 limit the amount of the allowance for credit losses to the amount by which fair value is below the amortized cost because the classification as available-for-sale is premised on an investment strategy that recognizes that the investment could be sold at fair value. The allowance for credit losses for purchased available-for-sale securities with a more-than-insignificant amount of credit deterioration since origination is determined in a similar manner to other available-for-sale debt securities; however, the initial allowance for credit losses is added to the purchase price rather than reported as a credit loss expense. Only subsequent changes in the allowance for credit losses are recorded in credit loss expense. Interest income should be recognized based on the effective interest rate, excluding the discount embedded in the purchase price that is attributable to the acquirer’s assessment of credit losses at acquisition. For public business entities, that are not SEC filers, the amendments in ASU 2016-13 are effective for all annual periods beginning after December 15, 2020, including interim period within those fiscal years. The Company will evaluate the provisions of ASU 2016-13 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The purpose of this amendment is to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public business entities, the amendments in ASU 2016-09 are effective for all annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company decided to early adopt this statement and the adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

ASU 2016-07, Simplifying the Transition into the Equity Method of Accounting (“ASU 2016-07”). The amendments in ASU 2016-07 eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments require that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. The amendments in ASU 2016-07 require that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method. The amendments in ASU 2016-07 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU 2016-05, Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships (“ASU 2016-05”). The amendments in ASU 2016-05 clarify that a change in the counterparty to a derivative instrument that has been designated as the hedging instrument under Topic 815 (Derivatives and Hedging) does not, in and of itself, require dedesignation of that hedging relationship provided that all other hedge accounting criteria continue to be met. For public business entities, the amendments to this update are effective for financial statements issued for fiscal years beginning after December 15, 2016 and interim periods within those fiscal years. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU No. 2016-02, Leases, (Topic 842), (ASU 2016-02). The amendments in ASU 2016-02 require the recognition of a right of use asset and related lease liability by lessees for leases classified as operating leases under current GAAP. Topic 842, which replaces the current guidance under Topic 840, retains a distinction between finance leases and operating leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee also will not significantly change from current GAAP. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize right of use assets and lease liabilities. The amendments in Topic 842 will be effective the Company for reporting periods beginning January 1, 2020, with an early adoption permitted. The Company will evaluate the provisions of ASU 2016-02 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-01, Financial Instruments Overall (Topic 825): Recognition and Measurement of Financial Assets and Liabilities (“ASU 2016-01”). In January 2016, the FASB issued ASU 2016-01. The amendments in ASU 2016-01: (a) requires equity investments (except for those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; (b) simplifies the impairment assessment of equity securities without readily determinable fair values by requiring a qualitative assessment to identify impairment; (c) eliminates the requirement for public business entities to disclose the method and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (d) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (e) requires an entity to present separately in other comprehensive income, the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (f) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the notes to the financial statements; and (g) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The amendments in ASU 2016-01 are effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and subsequent related updates modifies the guidance used to recognize revenue from contracts with customers for transfers of goods or services and transfers of non-financial assets, unless those contracts are within the scope of other guidance. The updates also require new qualitative and quantitative disclosures, including disaggregation of revenues and descriptions of

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

performance obligations. The transition provisions in ASC Topic 606 require that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting 3 periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Because the guidance does not apply to revenue associated with financial instruments, including loans and securities that are accounted for under other U.S. GAAP, the new revenue recognition standard is not expected to have a material impact on the Company’s consolidated financial statements. The Company will continue to evaluate required disclosures and the need for additional disaggregation of significant categories of revenue in the consolidated financial statements that are within the scope of the new guidance.

Note 3.  Pledged Assets

At December 31, 2017 and 2016, investment securities and loans were pledged to secure public deposits, repurchase agreements, certain borrowings and available credit facilities, as described below:

	December 31,
	2017	2016
Investment securities available for sale	$271,958	$229,120
Loans receivable	905,817	1,434,777

	$1,177,775	$1,663,897

As of December 31, 2017 and 2016 investment securities available for sale were pledged as follows: (i) $594 and $1,322, respectively, were pledged to collateralize swap transactions; (ii) $250,573 and $211,794, respectively were pledged to secure public funds; and (iii) $20,791and $16,004, respectively were pledged to secure repurchase agreements.

As of December 31, 2016 loans receivable totaling $675,405, were pledged to secure an undrawn line of credit with the FRB. Loans receivable totaling $905,817 and $759,372 were pledged as collateral to Advances from the FHLB as of December 31, 2017 and 2016, respectively.

Note 4.  Investment Securities

The following tables summarize the amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield, and contractual maturities of securities available for sale and held to maturity as of December 31, 2017 and 2016.

The weighted-average yield is computed based on amortized cost and does not give effect to changes in fair value. Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Available for Sale

December 31, 2017	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield

States and political subdivisions	$207,654	$2,503	$(1,050)	$209,107	3.10%
Corporate	8,570	-	(286)	8,284	2.55%
Residential MBS	75,954	863	(395)	76,422	2.87%
Residential CMO	68,081	64	(849)	67,296	2.65%
Governement sponsored entities	3,294	63	-	3,357	3.19%

	$363,553	$3,493	$(2,580)	$364,466	2.95%

December 31, 2016	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield

States and political subdivisions	$219,015	$796	$(3,681)	$216,130	2.92%
Corporate	8,543	-	(604)	7,939	2.04%
Residential MBS	71,076	1,156	(442)	71,790	2.97%
Residential CMO	22,719	81	(402)	22,398	2.72%
Governement sponsored entities	4,258	146	-	4,404	3.19%

	$325,611	$2,179	$(5,129)	$322,661	2.90%

Held to Maturity
December 31, 2017	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield

States and political subdivisions	$104,129	641	(442)	$104,328	2.92%
Residential MBS	51,636	926	(298)	52,264	2.86%
Residential CMO	1,552	-	(9)	1,543	3.06%

	$157,317	$1,567	$(749)	$158,135	2.90%

December 31, 2016	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield

States and political subdivisions	$120,260	$328	$(2,317)	$118,271	2.86%
Residential MBS	61,831	1,201	(307)	62,725	2.88%

	$182,091	$1,529	$(2,624)	$180,996	2.87%

During the year ended December 31, 2013, the Company transferred a group of available-for-sale securities to held-to-maturity securities with a net unrealized loss at the date of transfer of $1,010 and a total market value of $75,800. The securities were reclassified at fair value at the time of transfer and the net unrealized gain or loss on the securities on the date of transfer became part of the securities cost basis. These unrealized gains and losses and the offsetting other comprehensive income components are being amortized into net interest income over the remaining life of the related securities as a yield adjustment, resulting in no impact on future net income. The unamortized net unrealized loss on these securities totaled $796 and $917 as of December 31, 2017 and 2016, respectively. Management determined it has both the positive intent and ability to hold these securities to maturity.

For the years ended December 31, 2017 and 2016, proceeds from sales of investment securities available for sale totaled $3,300 and $23,380, respectively. Gross gains on the sale of investment securities available for sale totaled

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

$77 and $404 for the years ended December 31, 2017 and 2016, respectively. Gross losses on the sale of investment securities available for sale totaled $42 for the year ended December 31, 2016.

The amortized cost and fair value of debt and equity securities at December 31, 2017 by contractual maturity is presented in the table below. Securities not due at a single maturity date, such as residential mortgage-backed securities and equity securities, are shown separately.

	Available for Sale		Held to Maturity
	Cost	Fair Value	Cost	Fair Value
Due in one year or less	$2,243	$2,244	$-	$-
Due within five years	14,287	14,388	-	-
Due from five to ten years	42,358	42,762	4,856	4,912
Due after ten years	304,665	305,072	152,461	153,223

	$363,553	$364,466	$157,317	$158,135

Securities pledged at December 31, 2017 and 2016 had a carrying amount of $271,958 and $229,210, respectively. Refer to Note 3 – Pledged Assets for more information regarding pledged investment securities.

At December 31, 2017 and 2016, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

Securities with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

December 31, 2017
	Twelve months or less		Twelve months or longer		Total
	Fair Value	Gross Losses	Fair Value	Gross Losses	Fair Value	Gross Losses

Available for Sale
States and political subdivisions	$31,684	$(301)	$47,854	$(749)	$79,538	$(1,050)
Corporate	-	-	8,284	(286)	8,284	(286)
Residential MBS	23,897	(113)	12,746	(282)	36,643	(395)
Residential CMO	51,258	(565)	11,520	(284)	62,778	(849)

	$106,839	$(979)	$80,404	$(1,601)	$187,243	$(2,580)

Held to Maturity
States and political subdivisions	$41,132	$(339)	$7,879	$(103)	$49,011	$(442)
Residential MBS	-	-	13,075	(298)	13,075	(298)
Residential CMO	1,544	(9)	-	-	1,544	(9)

	$42,676	$(348)	$20,954	$(401)	$63,630	$(749)

December 31, 2016
	Twelve months or less		Twelve months or longer		Total
	Fair Value	Gross Losses	Fair Value	Gross Losses	Fair Value	Gross Losses

Available for Sale
States and political subdivisions	$102,798	$(3,128)	$28,768	$(553)	$131,566	$(3,681)
Corporate	-	-	7,939	(604)	7,939	(604)
Residential MBS	22,064	(332)	4,178	(110)	26,242	(442)
Residential CMO	17,759	(402)	-	-	17,759	(402)

	$142,621	$(3,862)	$40,885	$(1,267)	$183,506	$(5,129)

Held to Maturity
States and political subdivisions	$48,490	$(1,743)	$54,971	$(574)	$103,461	$(2,317)
Residential MBS	-	-	15,397	(307)	15,397	(307)

	$48,490	$(1,743)	$70,368	$(881)	$118,858	$(2,624)

As of December 31, 2017, the Company’s investment security portfolio had 181 securities in an unrealized loss position. The unrealized losses are largely attributable to changes in market interest rates and, in some limited instances, changes in issuer-specific credit spreads that have occurred since the original purchase date of the securities. At December 31, 2017, S&P rated the two corporate securities as BBB-. However, in all instances, the Company considers the decline in fair value of these securities to be temporary as the full amount of scheduled principal and interest payments are expected from these securities. The Company does not have the intent to sell these securities and it is more likely than not that it will not be required to sell the securities before their anticipated recovery. Consequently, the Company believes there is no other-than-temporary impairment related to any of the securities it owns in an unrealized loss position, as of December 31, 2017 and 2016.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 5.  Loans Receivable and the Allowance for Loan Losses

The composition of loans receivable, net is summarized as follows:

	As of December 31,
	2017	2016
Loans receivable
Real estate mortgages
Construction & land development	$362,537	$352,956
1 - 4 family first mortgage	415,630	370,646
1 - 4 family junior mortgage	114,379	123,042
Commercial	2,090,059	1,821,201
Other	5,787	3,452

Total real estate mortgages	2,988,392	2,671,297
Commercial, financial & agricultural	809,161	688,447
Consumer & other	12,617	13,855

Total loans receivable	$3,810,170	$3,373,599

As of December 31, 2017 and 2016, the Company had net deferred origination fees on loans receivable totaling $6,732 and $5,657, respectively.

The recorded investment in purchased credit impaired loans as of December 31, 2017 and 2016 totaled $1,610 and $3,217, respectively. As of December 31, 2017 and 2016, these purchased credit impaired loans had remaining accretable discounts of $558 and $732, respectively. For the years ended December 31, 2017 and 2016, the accretion of the purchased credit impaired loans’ net impact to the loan’s interest income in the consolidated statements of income was immaterial.

During May 2016, the Company sold approximately $16,054 in residential mortgage loans to third parties and recorded a gain of approximately $349, which is included as part of mortgage banking revenue within other non-interest income in the consolidated statements of income. There were no loan sales in 2017.

The following table summarizes the risk category of the Company’s loans, by portfolio segment as of December 31, 2017 and 2016.

December 31, 2017
(In thousands)	Pass	Special Mention	Substadard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$360,783	$451	$1,241	$62	$362,537
1 - 4 family first mortgage	407,482	2,717	5,366	65	415,630
1 - 4 family junior mortgage	111,638	995	1,682	64	114,379
Commercial	2,045,557	24,275	20,227	-	2,090,059
Other	5,742	-	45	-	5,787

Total real estate mortgages	2,931,202	28,438	28,561	191	2,988,392
Commercial, financial & agricultural	762,573	19,483	27,105	-	809,161
Consumer & other	12,610	-	7	-	12,617

Total loans receivable	$3,706,385	$47,921	$55,673	$191	$3,810,170

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

December 31, 2016
	Pass	Special Mention	Substadard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$342,729	$8,456	$1,709	$62	$352,956
1 - 4 family first mortgage	361,858	3,869	4,851	68	370,646
1 - 4 family junior mortgage	112,591	9,310	1,089	52	123,042
Commercial	1,789,560	12,206	19,435	-	1,821,201
Other	3,452	-	-	-	3,452

Total real estate mortgages	2,610,190	33,841	27,084	182	2,671,297
Commercial, financial & agricultural	643,309	23,785	20,588	765	688,447
Consumer & other	13,431	418	6	-	13,855

Total loans receivable	$3,266,930	$58,044	$47,678	$947	$3,373,599

The following table presents the aging of loans receivable by portfolio segment as of December 31, 2017 and 2016:

December 31, 2017
		Past Due Status of Accruing Loans
	Current	30 - 59 Days	60 - 89 Days	Total Past Due	Non-Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$361,689	$-	$-	$-	$848	$362,537
1 - 4 family first mortgage	413,392	1,477	-	1,477	761	415,630
1 - 4 family junior mortgage	113,681	213	64	277	421	114,379
Commercial	2,075,268	1,252	689	1,941	12,850	2,090,059
Other	5,743	-	-	-	44	5,787

Total real estate mortgages	2,969,773	2,942	753	3,695	14,924	2,988,392
Commercial, financial & agricultural	799,836	145	-	145	9,180	809,161
Consumer & other	12,609	1	-	1	7	12,617

Total loans receivable	$3,782,218	$3,088	$753	$3,841	$24,111	$3,810,170

December 31, 2016
		Past Due Status of Accruing Loans
	Current	30 - 59 Days	60 - 89 Days	Total Past Due	Non-Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$351,326	$327	$-	$327	$1,303	$352,956
1 - 4 family first mortgage	367,421	888	66	954	2,271	370,646
1 - 4 family junior mortgage	122,569	36	-	36	437	123,042
Commercial	1,805,281	283	145	428	15,492	1,821,201
Other	3,452	-	-	-	-	3,452

Total real estate mortgages	2,650,049	1,534	211	1,745	19,503	2,671,297
Commercial, financial & agricultural	677,779	198	149	347	10,321	688,447
Consumer & other	13,432	-	417	417	6	13,855

Total loans receivable	$3,341,260	$1,732	$777	$2,509	$29,830	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Allowance for Loan Losses

The following table presents the activity in the allowance for loan and lease losses by portfolio segment for the years ended December 31, 2017 and 2016.

	For the year ended December 31, 2017
	Real Estate Mortgages
	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$4,895	$3,901	$863	$20,759	$24	$30,442	$9,032	$83	$39,557
Provision for loan losses	(2,217)	(443)	28	(362)	18	(2,976)	3,682	144	850
Charge-offs	(46)	(197)	(87)	(346)	-	(676)	(461)	(196)	(1,333)
Recoveries	878	353	16	1,537	-	2,784	150	41	2,975

Ending balance	$3,510	$3,614	$820	$21,588	$42	$29,574	$12,403	$72	$42,049

ALL for loans individually evaluated for impairment	$154	$265	$32	$710	$-	$1,161	$4,219	$-	$5,380
ALL for loans collectively evaluated for impairment	3,356	3,349	788	20,878	42	28,413	8,184	72	36,669

	$3,510	$3,614	$820	$21,588	$42	$29,574	$12,403	$72	$42,049

Loans individually evaluated for impairment	$848	$5,019	$983	$28,798	$-	$35,648	$27,511	$-	$63,159
Loans collectively evaluated for impairment	361,689	410,611	113,396	2,061,261	5,787	2,952,744	781,650	12,617	3,747,011

	$362,537	$415,630	$114,379	$2,090,059	$5,787	$2,988,392	$809,161	$12,617	$3,810,170

	For the year ended December 31, 2016
	Real Estate Mortgages
	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666
Provision for loan losses	(1,333)	998	(540)	4,276	(40)	3,361	2,562	55	5,978
Charge-offs	(22)	(1)	(188)	(1)	-	(212)	-	(179)	(391)
Recoveries	416	222	247	253	42	1,180	35	89	1,304

Ending balance	$4,895	$3,901	$863	$20,759	$24	$30,442	$9,032	$83	$39,557

ALL for loans individually evaluated for impairment	$199	$494	$28	$1,347	$-	$2,068	$1,938	$-	$4,006
ALL for loans collectively evaluated for impairment	4,696	3,407	835	19,412	24	28,374	7,094	83	35,551

	$4,895	$3,901	$863	$20,759	$24	$30,442	$9,032	$83	$39,557

Loans individually evaluated for impairment	$1,205	$5,525	$8,941	$28,194	$-	$43,865	$25,797	$-	$69,662
Loans collectively evaluated for impairment	351,751	365,121	114,101	1,793,007	3,452	2,627,432	662,650	13,855	3,303,937

	$352,956	$370,646	$123,042	$1,821,201	$3,452	$2,671,297	$688,447	$13,855	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Impaired Loans

The following table presents impaired loans, by portfolio segment, as of December 31, 2017 and 2016.

December 31, 2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$463	466	-	428	$-
1 - 4 family first mortgage	1,896	2,006	-	2,372	106
1 - 4 family junior mortgage	933	1,080	-	559	20
Commercial	15,684	16,063	-	16,137	795

Total real estate mortgages	18,976	19,615	-	19,496	921
Commercial, financial & agricultural	6,847	6,997	-	8,528	346

Total with no related allowance recorded	25,823	26,612	-	28,024	1,267
With related allowance:
Real estate mortgages
Construction & land development	385	396	154	385	-
1 - 4 family first mortgage	3,123	3,208	265	3,145	103
1 - 4 family junior mortgage	50	52	32	51	2
Commercial	13,114	13,119	710	13,165	106

Total real estate mortgages	16,672	16,775	1,161	16,746	211
Commercial, financial & agricultural	20,664	20,711	4,219	20,570	929

Total with related allowance recorded	37,336	37,486	5,380	37,316	1,140

Total impaired loans	$63,159	$64,098	$5,380	$65,340	$2,407

December 31, 2016

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$354	$357	$-	$420	$4
1 - 4 family first mortgage	3,074	3,187	-	3,206	135
1 - 4 family junior mortgage	8,905	9,091	-	8,942	352
Commercial	10,707	11,187	-	11,314	399

Total real estate mortgages	23,040	23,822	-	23,882	890
Commercial, financial & agricultural	12,929	13,111	-	13,075	386

Total with no related allowance recorded	35,969	36,933	-	36,957	1,276
With related allowance:
Real estate mortgages
Construction & land development	851	861	199	737	-
1 - 4 family first mortgage	2,451	2,523	494	2,468	54
1 - 4 family junior mortgage	36	38	28	42	-
Commercial	17,487	17,491	1,347	19,498	372

Total real estate mortgages	20,825	20,913	2,068	22,745	426
Commercial, financial & agricultural	12,868	12,909	1,938	13,131	420

Total with related allowance recorded	33,693	33,822	4,006	35,876	846

Total impaired loans	$69,662	$70,755	$4,006	$72,833	$2,122

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Troubled Debt Restructurings

As of December 31, 2017 and 2016, the Company has a recorded investment in troubled debt restructurings of $30,541 and $35,012, respectively. The Company has allocated $3,675 and $938 of specific allowance for those loans at December 31, 2017 and 2016, respectively. As of December 31, 2017, the Company had $500 in commitments to lend additional amounts on one loan determined to be TDR.

The post-modification balance of loan modifications that are considered TDRs, grouped by major modification type, and completed during the years ended December 31, 2017 and 2016, were as follows:

	As of December 31, 2017
	Deferral of Principal and/ or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Construction & land development	$-	$-	$-	$-	$-
1 - 4 family first mortgage	1,582	-	111	-	1,693
1 - 4 family junior mortgage	-	-	-	-	-
Commercial	-	-	100	-	100
Other	-	-	-	45	45

Total real estate mortgages	1,582	-	211	45	1,838
Commercial, financial & agricultural	9,889	-	-	-	9,889

Total	$11,471	$-	$211	$45	$11,727

	As of December 31, 2016
	Deferral of Principal and/ or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Construction & land development	$344	$-	$-	$-	$344
1 - 4 family first mortgage	48	-	-	306	354
1 - 4 family junior mortgage	-	-	-	-	-
Commercial	3,271	-	-	-	3,271
Other	-	-	-	-	-

Total real estate mortgages	3,663	-	-	306	3,969
Commercial, financial & agricultural	7,094	-	-	-	7,094

Total	$10,757	$-	$-	$306	$11,063

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Loan modifications considered TDRs during the years ended December 31, 2017 and 2016, were as follows:

	2017			2016
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
Real estate mortgages
Construction & land development	-	$-	$-	1	$346	$344
1 - 4 family first mortgage	4	1,672	1,694	2	422	354
Commercial	2	968	968	2	3,271	3,271
Other	1	47	45	-	-	-

Total real estate mortgages	7	2,687	2,707	5	4,039	3,969
Commercial, financial & agricultural	2	9,922	9,922	1	7,188	7,094

Total	9	$12,609	$12,629	6	$11,227	$11,063

For the year ended December 31, 2017 new TDRs increased the ALL by $1,124 and did not result in loan charge offs for that period. For the year ended December 31, 2016 new TDRs increased the ALL by $424 and did not result in loan charge offs for that period.

The following table presents loans modified that are considered a TDR over the last twelve months that have subsequently defaulted during the years ended December 31, 2017 and 2016:

	2017		2016
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Real estate mortgages
Construction & land development	-	$-	1	$332
1 - 4 family first mortgage	-	-	2	80

Total real estate mortgages	-	-	3	412
Commercial, financial & agricultural	-	-	1	6,987

Total	-	$-	4	$7,399

No TDRs defaulted during the year ended December 31, 2017. The TDRs that defaulted during the year ended December 31, and 2016 did not affect the ALL balance and did not result in loan charge offs.

Concentration of Credit Risk

The Company originates commercial, commercial real estate, residential real estate, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. As of December 31, 2017, 78% of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. As of December 31, 2017, 21% of the Company’s loan portfolio consists of commercial and industrial type loans.

In accordance with Florida state regulation, USAmeriBank does not extend credit to any single borrower or group of related borrowers on a secured basis in excess of 25% of Tier 1 Bank Capital, as defined, or approximately $97,827, or on an unsecured basis in excess of 15% of Tier 1 Bank Capital, as defined, or approximately $58,696 as of December 31, 2017. In addition, USAmeriBank policies may further limit the extension of credit to any single borrower or group of related borrowers, under certain circumstances, which are evaluated on a case-by-case basis.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 6.  Premises and Equipment, net

Premises and equipment consisted of the following:

	As of December 31,
	2017	2016
Land and land improvements	$17,714	$17,632
Buildings and building improvements	43,696	43,208
Leasehold improvements	5,946	4,324
Furniture, fixtures and equipment	12,151	10,665
Software	1,365	1,239
Construction in process	543	1,506

	81,415	78,574
Accumulated depreciation & amortization	(23,504)	(19,756)

	$57,911	$58,818

Depreciation and amortization expense was $3,829 and $3,717 for the years ended December 31, 2017 and 2016, respectively and is included within occupancy expenses and other expenses in the consolidated statements of income.

Estimated costs to complete the Company’s construction projects are approximately $602 as of December 31, 2017.

Note 7.  Other Real Estate Owned, net

The following table presents the Company’s other real estate owned, net of allowance for losses:

	As of December 31,
	2017	2016
Construction & land development	$2,346	$4,651
1 - 4 family residential	814	581
Commercial	913	5,662
Other	-	1,028

Ending balance	$4,073	$11,922

The following table presents the activity within other real estate owned, net of valuation allowance, for the periods indicated:

	For the years ended December 31,
	2017	2016
Beginning balance	$11,922	$12,982
Additions	884	2,300
Sales	(8,821)	(3,098)
Gain on sale	694	591
Provision for losses	(606)	(853)

Ending balance	$4,073	$11,922

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

As of December 31, 2017 and 2016, the recorded investment in consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $285 and $220, respectively.

Note 8.  Other Investments

The following table presents the Company’s other investments for the respective periods:

	As of December 31,
	2017	2016
Laramar Multi-Family Value Fund	$228	$453
Small Business Company Investment Fund	1,857	1,384
Tax certificates	74	582
New Market Tax Credit	2,866	-
Low Income Housing Tax Credit	12,817	14,075
Renewable Energy Tax Credit	4,455	8,241

	$22,297	$24,735

As of December 31, 2017 and 2016, the Company’s maximum exposure to loss from these investments is limited to the carrying value of the investments as of these dates.

Laramar Multi-Family Value Fund (“Laramar Fund”)

The Laramar Fund was created during 2006 to deal in certain strategic investments, such as: (i) multi-family real estate assets located in the United States; and (ii) debt or debt-like instruments secured or issued by entities primarily engaged in the management or operation of multi-family real estate assets located in the United States. The Company received $225 and $2,566 in cash distributions during the years ended December 31, 2017 and 2016, respectively. During the year ended December 31, 2016, the Company recorded a one-time write-down of $368 on the Laramar fund. The Company did not recognize any equity in undistributed earnings related to the Laramar Multi-Family Value Fund during the years ended December 31, 2017 and 2016 respectively.

Small Business Investment Company Fund (“SBIC”)

The Company has investments in four small business investment company funds. Small business investment company funds are private equity funds that are required to invest in small businesses. As of December 31, 2017 and 2016 respectively, the Company has a remaining commitment to invest additional funds of $2,926 and $1,536. During the year ended December 31, 2017 and 2016 respectively, the Company recognized income of $11 and $201. Gains in SIBCs are included within other income in the consolidated statements of income.

Tax Certificates

The Company purchased tax certificates from local municipalities at auction, assuming a lien position that is generally superior to any mortgage liens that are on the property. The tax certificates earn income based on interest rates (determined at auction) and penalties assigned by the municipality. Tax certificates held at December 31, 2017 and 2016 totaled $74 and $106, respectively. The Company also has an investment in a fund of tax certificates with a balance of $0 and $476 at December 31, 2017 and 2016, respectively.

Variable Interest Entities (“VIE”)

The Company is involved in various entities that are considered to be VIE, which are mostly related to investments promoting affordable housing and renewable energy sources. The Company’s investment in these entities generate a return primarily through the realization of federal tax credits as well as other tax benefits, such as deductions from operating losses of the investments over a determined time period. Tax credits are recognized as a reduction of tax expense or, for investments qualifying as tax credits, a reduction to the related investment asset. The benefit recognized by the Company related to these investments is detailed below.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

New Market Tax Credits (“NMTC”)

The NMTC program permits individual and corporate taxpayers to receive a credit against federal income taxes for making qualified equity investments in certain entities. The NMTC program uses federal tax incentives to attract private capital into operating businesses and real estate in urban and rural low-income communities. By investing in an NMTC, the Company can claim a federal tax credit equal to 39% of the investment. The tax credit is claimed over a 7-year period, with 5% of the investment amount claimed in each of the first three years and 6% in each of the following four years.

During June 2017, the Company, through its banking subsidiary, approved a NMTC Leverage Structure Transaction that involves a $3,286 investment in the NMTC as a co-investor with 49% ownership, and a loan to the developer of approximately $8,970. For the year ended December 31, 2017, the Company recorded a tax benefit of $490 related to the investment in the NMTC.

Low Income Housing Tax Credits (“LIHTC”)

The LIHTC is an indirect federal subsidy that finances low-income housing and allows investors to claim tax credits on their federal income tax returns. The tax credit is calculated as a percentage of costs incurred in developing the affordable housing property, and is claimed annually over a 10-year period. The Company elected to amortize the investments in LIHTC and record the tax benefit under the proportional amortization method, where the Company amortizes the investment in proportion to the tax credits and other benefits received and recognizes the net investment performance in the income statement as a component of income tax expense.

In December of 2017, as a result of the newly enacted corporate tax reform, an impairment was recognized on the investment assets associated with the LIHTC. The impairment charge recognized as of December 31, 2017 is $121 and is included within the income tax expense in the consolidated statements of income.

In March of 2015, the Company entered into an agreement with a third party to invest up to $4,000 limited partner interest in a LIHTC Alabama fund. As of December 31, 2017, the Company had unconditional and legally binding equity contributions of $1,180 related to the LIHTC. The tax benefit for the years ended December 31, 2017 and 2016 totaled $90 and $90 and is included within the income tax expense in the consolidated statements of income.

In April of 2016, the Company entered into an agreement with a third party to invest up to $8,457 limited partner interest in a LIHTC Florida fund. As of December 31, 2017, the Company had unconditional and legally binding equity contributions of $1,304 related to the LIHTC. The tax benefit for the year ended December 31, 2017 and 2016 totaled $180 and $42 and is included within the income tax expense in the consolidated statements of income.

In September of 2016, the Company entered into an agreement with a third party to invest up to $2,083 limited partner interest in a LIHTC Florida fund. As of December 31, 2017, the Company had unconditional and legally binding equity contributions of $1,731 related to this LIHTC Florida fund. The tax benefit for the year ended December 31, 2017 and 2016 totaled $18 and $1 and is included within the income tax expense in the consolidated statements of income.

Renewable Energy Tax Credits (“RETC”)

During 2016, USAmeriBank established a renewable energy tax equity investment program. Based on the Internal Revenue Code, Income Tax Credits (“ITC”) received as a result of the investment in RETCs are limited to 75% of the Company’s federal income tax liability. Federal tax carry-back provisions allow for additional renewable energy tax credits to be used until the Company reaches the IRS limitation and any unused credits can be carried over for up to 20 years. The ITC can be recognized at the time the project is placed in service. The Company has elected to use the deferral method of accounting for the investment in RETC.

In August of 2016, the Company entered into an agreement with a third party financial institution to invest up to $15,317 limited partner interest in a RETC fund (the “2016-8 RETC”). As of December 31, 2016, the Company had made all the unconditional and legally binding equity contributions related to the 2016-8 RETC. The tax benefit for the year ended December 31, 2017 and 2016 totaled $0 and $3,020, respectively, and is included within the income tax expense in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

In October of 2016, the Company entered into an agreement with a third party financial institution to invest up to $11,615 limited partner interest in a RETC fund (the “2016-10 RETC”). As of December 31, 2017, the Company had made all the unconditional and legally binding equity contributions to the 2016-10 RETC. The tax benefit for the year ended December 31, 2017 and 2016 totaled $825 and $1,436, respectively and is included within the income tax expense in the consolidated statements of income.

In November of 2016, the Company entered into an agreement with a third party financial institution to invest up to $9,709 limited partner interest in a RETC fund. As of December 31, 2017, the Company had made all the unconditional and legally binding equity contributions related to this investment. The tax benefit for the year ended December 31, 2017 and 2016 totaled $0 and $1,773, respectively and is included within the income tax expense in the consolidated statements of income.

The net equity in losses of investments in RETC for the year ended December 31, 2017 and 2016 is $225 and $3,896. During the years ended December 31, 2017 and 2016, the Company recognized $3,177 and $22,523 in tax credits related to the investments. In 2016 $12,583 of that amount was carried back to the 2015 returns, $4,288 recognized in the 2016 returns, and $5,652 recognized as a tax credit carry-forward deferred tax asset.

Note 9.  Goodwill and Other Intangibles

Goodwill

As of both December 31, 2017 and 2016, the carrying amount of Goodwill was $6,447 and is related to the 2008 acquisition of Liberty Bank. The Company performed a qualitative analysis to identify potential impairment in Goodwill and concluded that it was more likely than not that the fair value exceeded the carrying value and that no impairment was necessary for the years ended December 31, 2017 and 2016.

Acquired Intangible Assets

Acquired intangible assets consist of the core deposit intangible resulting from the 2008 acquisition of Liberty Bank and the 2010 acquisition of ALIANT Financial Corporation (“Aliant”). The carrying amount of the intangible assets totaled $3,954 and $5,188 at December 31, 2017 and 2016, net of amortization of $9,281 and $8,051, respectively. For years ended December 31, 2017 and 2016, the amortization of the intangible totaled $1,234 each year and is included within customer intangible amortization in the consolidated statements of income

Estimated amortization expense for each of the next five years and thereafter is as follows:

Year
2018	$1,163
2019	1,124
2020	1,124
2021	543

$3,954

Servicing Assets

The Company routinely originates loans and, at times, may sell the guaranteed portion of the loans while retaining the servicing of the sold portion of the loans. The Company records a servicing asset when the right to service loans is retained. For years ended December 31, 2017 and 2016, the carrying value of the servicing asset totaled $1,356 and $1,124, respectively and is included within the other intangible assets category in the consolidated statements of condition.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

The changes in the carrying value of the servicing asset is summarized as follows:

	For the years ended
	December 31,
	2017	2016
Balance at the beginning of period	$1,124	$618
Caitalization of servicing asset	554	722
Amortization of servicing asset	(322)	(216)

Balance at the end of period	$1,356	$1,124

Fair value of servicing asset	$1,917	$1,592

Note 10. Other Assets

Other assets consisted of the following:

	As of December 31,
	2017	2016
Accounts receivable	$2,171	$415
Interest rate swaps	2,998	7,898
Refundable/prepaid income taxes	11,921	21,650
Other prepaid expenses	679	1,773
Other assets	654	668

	$18,423	$32,404

Note 11. Deposits

The following table presents the Company’s deposit by type for the periods indicated:

	As of December 31,
	2017	2016
Non-interest bearing deposits	$887,083	$873,522
NOW accounts	219,127	205,252
Money market	1,283,620	1,358,962
Savings	115,369	128,647
Certificates of deposit	899,404	759,523
Brokered time deposits	96,734	92,083
Brokered money market	60,000	60,000

Total deposits	$3,561,336	$3,477,989

Time deposits that meet or exceed the FDIC insurance limit of $250 as of December 31, 2017 and 2016 were $198,586 and $134,955, respectively.

As of December 31, 2017 and 2016, overdrafts totaling $943 and $508, respectively, were reclassified from deposits to loans.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Scheduled maturities of time deposits are as follows:

2018	$712,680
2019	249,466
2020	18,239
2021	10,362
2022	5,391

$996,138

Note 12. Repurchase Agreements

The Company enters into repurchase agreements to facilitate the needs of our customers. Repurchase agreements consist of balances in transaction accounts of customers that are swept nightly to an overnight investment account and are collateralized with investment securities having a market value no less than the balance borrowed. The investment securities pledged are subject to market fluctuations as well as prepayments of principal. The Company monitors the risk of the fair value of its pledged collateral falling below the balance of the repurchase agreements on a daily basis and may be required to provide additional collateral. Securities pledged as collateral are maintained with a safekeeping agent.

At December 31, 2017 and 2016, repurchase agreements totaled $17,479 and $12,502, all of which mature on an overnight and continuous basis. As of December 31, 2017 and 2016, investment securities pledged for the outstanding repurchase agreements consisted of Residential CMO, and Agency MBS. Refer to Note 3 – Pledged Assets for more information regarding investment securities pledged as collateral to REPOs.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 13. Borrowings

The Company’s borrowings’ net carrying value as of December 31, 2017 and 2016 consisted of the following:

	As of December 31,
	2017	2016
Advances from the Federal Home Loan Bank
Advances with maturities ranging from January 2018 through November 2020, with effective rates ranging from 0.081% to 2.7%, averaging an effective rate of 1.37% and 0.55% at December 31, 2017 and 2016, respectively	$656,569	$225,128

Term Loan

$15,000 unsecured, floating rate term loan maturing June 2019, bearing interest at one-month LIBOR plus 2.25% (2.875% at December 31, 2016), with principal and interest payable quarterly.	-	13,478

Subordinated Debentures
$15,500 unsecured, floating rate loan maturing December 2036 (callable beginning December 2011), bearing interest at three-month LIBOR plus 1.80% (3.01% and 2.49% at December 31, 2017 and 2016, respectively), with interest payable quarterly.	9,372	9,051

$13,500 unsecured, fixed rate loan maturing March 2023 (callable beginning March 2019), bearing interest at 7.50%, payable quarterly.	-	13,156

$60,000 unsecured, fixed rate loan maturing April 2026 (callable beginning April 2021), bearing interest at 6.25%, with interest payable semi-annually	59,630	44,442

	$725,571	$305,255

Advances from the Federal Home Loan Bank

In connection with the acquisition of Aliant during 2010, the Company acquired certain Advances from the FHLB with premium. During August 2016, the Bank exchanged a $25,000 original advance for a new advance transaction with the FHLB in what was deemed a debt modification. The modified advance retained the original maturity date of November 2020, with an initial rate of 0.49%, repricing on a quarterly basis. At the time of the modification, the Bank paid a fee to the FHLB of $3,068, which is being amortized to interest expense over the remaining term of the advance. The unamortized fee paid to the FHLB as of December 31, 2017 and 2016 is $2,106 and $2,827, respectively. As of December 31, 2017 and 2016, the unamortized premium related to these advances totaled $465 and $640, respectively.

Maximum advances from the FHLB outstanding at any month-end during the years ended December 31, 2017 and 2016 were $658,210 and $324,405, respectively. The weighted average interest rate was 1.19% and 0.99% for the years ended December 31, 2017 and 2016, respectively.

As of December 31, 2017, the Company had pledged qualified collateral in the form of residential first mortgage with fair value totaling $905,817 and residential first mortgage and commercial real estate loans with fair value totaling $759,371 as of December 31, 2016, to secure the advances from the FHLB, which generally, the FHLB is not permitted to sell or repledge. Advances from the FHLB are subject to early termination fees.

As of December 31, 2017 and 2016, the Company had a line of credit with the FHLB of Atlanta of up to 30% of the assets reflected in the statement of financial condition of USAmeriBank, as filed with the Bank’s primary regulator. As of December 31, 2017, the Company could draw an additional $743,949.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Term Loan

During June 2016, the Company entered into a $15,000 unsecured, floating term loan bearing interest at 1-month LIBOR plus 2.25% with a financial institution. The Company paid approximately $26 in issuance costs which are being amortized to interest expense over the remaining term of the loan. Principal payments of $750 are due quarterly, with the twelfth and final installment in the amount of the then outstanding principal balance. During December 2017, the Company paid the remaining balance of the loan and expensed $68 in prepayment penalties.

Concurrent with the $15,000 unsecured, floating term loan, the Company entered into a revolving line of credit in the principal amount of up to $10,000 with a financial institution. The revolving line of credit has a maturity of June 2017 and bears interest of 1-month LIBOR plus 2.25%. No borrowings were made on this revolving line of credit prior to the maturity at June 2017. During December 2017, the Company cancelled the undrawn line of credit.

The maximum term loan amount at any month-end during the years ended December 31, 2017 and 2016 was $13,480 and $15,000, respectively. The weighted average interest on the term loan was 3.45% and 3.39% for the years ended December 31, 2017 and 2016, respectively.

Subordinated Debentures

The Company acquired the $15,500 unsecured floating rate subordinated debenture related to a statutory trust that issued trust preferred securities to the public in connection with the Aliant acquisition in December 31, 2010. The proceeds from such issuance, together with the proceeds of the related issuance of common securities of the trust, were used by the trust to purchase subordinated debentures issued by the Aliant. This trust is not consolidated by the Company as required by current accounting guidance.

As of December 31, 2017 and 2016, the un-accreted discount totaled $6,091 and $6,413, respectively.

Refer to Note 21 – Preferred Stocks and Warrants for additional information regarding the $13,500 unsecured, fixed rate loan maturing March 2023. During December 2017, the Company paid the balance of the term loan and expensed $293 in unamortized issuance costs.

During June 2016, the Company issued $45,000 in unsecured, subordinated debt with maturity of April 2026 and with call date of April 2021, bearing interest at 6.25%. The proceeds of this issuance were used to make a capital contribution to the Bank of $24,500 and to redeem approximately $12,000 in Preferred Stock Class A.

During March 2017, the Company issued $15,000 in unsecured, subordinated debt with maturity of April 2026 and with call date of April 2021, bearing interest at 6.25%. The proceeds of this issuance were used to make a capital contribution to the Bank of $14,550.

The maximum amount of subordinated debentures at any month-end during the years ended December 31, 2017 and 2016 was $82,169 and $66,649, respectively. The weighted average interest on the subordinated debentures was 7.06% and 7.20% for the years ended December 31, 2017 and 2016, respectively.

In addition, the Company has a line of credit with the Federal Reserve Bank Discount Window for short term advances that is collateralized by commercial and residential mortgage loans. No borrowings were outstanding on this line at December 31, 2017 and 2016.

Interest expense includes the amortization and accretion of premiums, discounts and debt issue costs of $1,100 and $573 for the years ended December 31, 2017 and 2016, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

The following table presents the aggregate amounts by contractual maturities of the Company’s borrowings at December 31, 2017:

Year
2017	$632,500
2018	710
2019	-
2020	25,000
Thereafter	75,464

$733,674

Note 14. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2017	2016
Accounts payable	$1,924	$3,771
Accrued interest payable	2,846	1,728
Accrued expenses	9,725	6,769
Other liabilities	1,468	1,135
Interest rate SWAPs	1,307	463
Commitment to invest in tax credit funds	4,215	23,925

	$21,485	$37,791

Note 15. Derivatives

The following table presents the cash flow and fair value hedge derivative instruments outstanding as of the periods indicated:

	December 31, 2017
	Notional Amount	Average Rates	Average Maturity	Fair Value

Cash flow hedges of variable liabilities:

Interest rate swaps - pay fixed/receive variable	$34,827	1.34%	9 years	$1,875

Fair value hedges of fixed liabilities

Interest rate swaps - pay variable/receive variable	30,000	1.38%	1.3 years	(170)

Total cash flow hedging derivative instruments	$64,827			$1,705

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

	December 31, 2016
	Notional Amount	Average Rates	Average Maturity	Fair Value
Cash flow hedges of variable liabilities:

Interest rate swaps - pay fixed/receive variable	$86,500	0.58%	5.9 years	$3,579

Cash flow hedges of forecasted variable liabilities:

Interest rate swaps - pay fixed/receive variable	71,000	0.64%	10.1 years	3,861

Total cash flow hedging derivative instruments	$157,500			$7,440

During May 2015, the Company elected to early terminate three swap agreements with a total notional amount of $48,500 and transferred the unrealized loss of $811 (net of deferred tax of $509) to accumulated other comprehensive income. The total loss of $1,320 is amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from August 2018 to May 2019. For both years ended December 31, 2017 and 2016, the Company recorded $344 of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

During August 2015, the Company elected to early terminate the two swap agreements with a total notional amount of $20,000 and transferred the unrealized loss of $250 (net of deferred tax of $157) to accumulated other comprehensive income. The total loss of $407 will be amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from June 2018 to January 2019. For both years ended December 31, 2017 and 2016, the Company recorded $128 of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

During 2017, the Company elected to early terminate five swap agreements with a total notional amount of $121,500 and transferred the unrealized gain of $3,509 (net of deferred tax of $2,203) to accumulated other comprehensive income. The total gain of $5,712 is being accreted to interest expense over the remaining term of each of the swap agreements, with dates ranging from July 2019 to March 2027. For the year ended December 31, 2017, the Company recorded $773 of these gains, reducing the related interest expense on advances from the FHLB in the consolidated statements of income.

Effect of Derivative Instruments on Income and Comprehensive Income

The tables below present the effect of the Company’s derivative financial instruments on earnings and accumulated other comprehensive income for the years ended December 31, 2017 and 2016.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

	December 31, 2017
	Amount of Loss Recognized in OCI (Effective Portion)	Amount of Loss Reclassified from Accumulated OCI to Interest Expense	Amount of Gain/(Loss) Recognized in Other Noninterest Income (Ineffective Portion)

Interest rate swaps - cash flow hedges	$1,152	$-	$-
Early terminated interest rate swaps	-	301	-

	December 31, 2016
	Amount of Loss Recognized in OCI (Effective Portion)	Amount of Loss Reclassified from Accumulated OCI to Interest Expense	Amount of Gain/(Loss) Recognized in Other Noninterest Income (Ineffective Portion)

Interest rate swaps - cash flow hedges	$4,570	$-	$-
Early terminated interest rate swaps	-	472	-

A summary of the Company’s customer interest rate swaps is included in the following table:

	As of December 31, 2017			As of December 31, 2016
	Notional Amount	Fair Value		Notional Amount	Fair Value
		Asset	Liability		Asset	Liability

Pay variable/receive fixed swaps	$461,067	$1,137	$-	$323,337	$463	$-
Pay fixed/receive variable swaps	461,067	-	1,137	323,337	-	463

Note 16. Fair Value of Assets and Liabilities

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The tables below present the balance of assets and liabilities measured at fair value on a recurring basis for the periods presented.

	Level 1	Level 2	Level 3	Total

December 31, 2017

Assets
Investment securities available for sale	$-	$364,466	$-	$364,466
Investment in RETC	-	-	4,455	4,455
Trading assets	-	2,998	-	2,998

Total assets measured at fair value on a recurring basis	$-	$367,464	$4,455	$371,919

Liabilities
Trading liabilities	$-	$1,307	$-	$1,307

Total liabilities measured at fair value on a recurring basis	$-	$1,307	$-	$1,307

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

	Level 1	Level 2	Level 3	Total

December 31, 2016

Assets
Investment securities available for sale	$-	$322,661	$-	$322,661
Investment in RETC	-	-	8,241	8,241
Trading assets	-	7,897	-	7,897

Total assets measured at fair value on a recurring basis	$-	$330,558	$8,241	$338,799

Liabilities
Trading liabilities	$-	$463	$-	$463

Total liabilities measured at fair value on a recurring basis	$-	$463	$-	$463

There were no transfers between Level 1 and Level 2 during the years ended December 31, 2017 and 2016.

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the periods presented:

	As of December 31,
	2017		2016
Balance of recurring Level 3 assets assets	$		$
at January 1		8,241		-
Additions: commitment to invest in RETC		250		36,640
Income tax credits received		(3,364)		(24,503)
Total losses for the period included in earnings, net of fair value gains of $17,613 and $23,537 as of December 31, 2017 and 2016, respectively		(225)		(3,896)
Preferred cash distributions		(447)		-

Total assets measured at fair value on a non-recurring basis		$4,455		$8,241

The significant unobservable inputs used to obtain the fair value of the RETC are described below.

Assets Recorded at Fair Value on a Non-Recurring Basis

The following table presents the financial instruments carried in the consolidated statements of financial condition by caption and by level in the fair value hierarchy at December 31, 2017 and 2016, for which a nonrecurring change in fair value has been recorded.

	As of December 31, 2017
	Level 1	Level 2	Level 3	Total
Impaired loans	$-	$-	$15,511	$15,511
Other real estate owned	-	-	4,073	4,073

Total assets measured at fair value on a non-recurring basis	$-	$-	$19,584	$19,584

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Impaired loans	$-	$-	$18,757	$18,757
Other real estate owned	-	-	11,922	11,922

Total assets measured at fair value on a non-recurring basis	$-	$-	$30,679	$30,679

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

As of December 31, 2017 and 2016, The Company’s impaired loans include $20,664 and $12,868, respectively of non-collateral dependent loans with related allowance of $4,219 and $1,938, respectively.

The following table includes quantitative information about significant unobservable inputs used to measure the fair value of Level 3 instruments.

As of December 31, 2017
	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range

Impaired loans	$15,511	Property appraisal	Management discount for	10% - 60%
			property
			type and recent
			market volatility

Other investments	4,455	Discounted Cash Flows	Management discount for	10%
			potential
			cash flow variability
			and illiquidity

Other real estate owned	4,073	Property appraisals	Management discount for	10%
			property
			type and recent
			market volatility

As of December 31, 2016
	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range

Impaired loans	$18,757	Property appraisal	Management discount for	10% - 60%
			property
			type and recent
			market volatility

Other investments	8,241	Discounted Cash Flows	Management discount for	10%
			potential
			cash flow variability
			and illiquidity

Other real estate owned	11,922	Property appraisals	Management discount for property	10%
			type and recent
			market volatility

The Company records non-recurring fair value adjustments on collateral dependent loans, which are loans for which the repayment of the loan is expected to be provided solely by the underlying collateral, to reflect partial write-offs via the allowance for loan losses that are based on the fair value of the collateral. The fair value of the collateral is obtained from appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Other real estate owned is reported at the lower of cost or fair value less cost to sell. The Company recognizes a charge-off via the allowance for loan losses for the excess of the loan’s carrying value over the property’s fair value less cost to sell at the time the property is transferred from loans to other real estate owned. The fair value of the

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

collateral is obtained from current and prior appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations and may be adjusted for specific characteristics and or assumptions related to the properties, which may not be market observable. Subsequent declines in the fair value of the properties are recorded as charge to earnings via the provision for other real estate losses, included within the net gains (losses) on other real estate owned in the consolidated statements of income. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Fair Value of Financial Instruments

The following tables present the carrying amounts of financial instruments and their estimated fair values as of the periods presented. The use of different market assumptions may have a material effect on the estimated fair value amounts.

	As of December 31, 2017
	Carrying Value	Fair Value	Level 1	Level 2	Level 3

Assets
Cash and cash equivalents	$156,614	$156,614	$156,614	$-	$-
Investment securities AFS	364,466	364,466	-	364,466	-
Investment securities HTM	157,317	158,135	-	158,135
FHLB and FRB stock	38,809	38,809	-	-	38,809
Loans, net	3,768,121	3,765,188	-	-	3,765,188
Investment in RETC	4,455	4,455	-	-	4,455
Accrued interest receivable	12,123	12,123	12,123	-	-
Trading assets	2,998	2,998	-	2,998	-
Servicing assets	1,356	1,917	-	-	1,917

Liabilities
Deposits	$3,561,336	$3,473,140	$-	$3,473,140	$-
Repurchase agreements	17,479	17,479	17,479	-	-
FHLB Advances	656,569	652,287	-	-	652,287
Subordinated debentures	69,002	73,535	-	-	73,535
Accrued interest payable	2,846	2,846	2,846	-	-
Trading liabilities	1,307	1,307	-	1,307	-

	As of December 31, 2016
	Carrying Value	Fair Value	Level 1	Level 2	Level 3

Assets
Cash and cash equivalents	$80,869	$80,869	$80,869	$-	$-
Investment securities AFS	322,661	322,661	-	322,661	-
Investment securities HTM	182,091	180,996	-	180,996	-
FHLB and FRB stock	19,569	19,569	-	-	19,569
Loans, net	3,334,042	3,353,767	-	-	3,353,767
Investment in RETC	8,241	8,241	-	-	8,241
Accrued interest receivable	9,852	9,852	9,852	-	-
Trading assets	7,897	7,897	-	7,897	-
Servicing assets	1,124	1,592	-	-	1,592

Liabilities
Deposits	$3,477,989	$3,404,712	$-	$3,404,712	$-
Repurchase agreements	12,502	12,502	12,502	-	-
Term loan	13,478	13,501	-	-	13,501
FHLB Advances	225,128	219,266	-	-	219,266
Subordinated debentures	66,649	72,761	-	-	72,761
Accrued interest payable	1,728	1,728	1,728	-	-
Trading liabilities	463	463	-	463	-

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Cash and cash equivalents

The carrying value of short-term financial instruments, which includes cash and cash equivalents, approximates fair value since they have short-term or no stated maturity and pose limited credit risk to the Company.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Investment securities AFS

Investment securities AFS are reported at fair value. The fair value of investment securities AFS classified as Level 1 is obtained from readily available pricing sources for market transactions involving identical investment securities. The fair value for Level 2 investment securities AFS is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Investment securities HTM

Investment securities HTM are reported at amortized cost. The fair value for Level 2 investment securities HTM is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

FHLB and FRB Stock

FHLB and FRB stock fair value approximates original cost as they are redeemed at carrying value.

Loans

Loans held for sale are carried at the lower of cost or fair value, as determined by market prices of similar loans. Loans receivable are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs, premiums and discounts, and net of the allowance for loan losses. The fair value of loans receivable is obtained using the discounted cash flow method, using market rates and incorporating a credit spread based on the type of loan (commercial or residential).

Trading assets and Trading Liabilities

Trading assets and liabilities include the fair value measurement of the Company’s customer interest rate swaps. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Investments in RETC

The fair value of the RETC reported at fair value is obtained using the discounted cash flow method, using a rate to incorporate potential cash flow volatility and illiquidity. The Company classifies the investments in RETC within Level 3 of the valuation hierarchy.

Deposits

The fair value of deposits with no stated maturity is based on the amount payable on demand as of the respective date. The fair value of deposits with stated maturities are estimated using a discounted cash flow based on the LIBOR/SWAP curve.

Repurchase agreements

The carrying amount of customer repurchase agreements approximates fair value, because they are at market rates.

Term Loan and Subordinated Debentures

The fair value of the term loan and the subordinated debentures is based on the maturity and repricing terms of the loan and is calculated using a discounted cash flow that includes observable and unobservable inputs. The observable input used is the LIBOR/SWAP curve, while the unobservable input used is a spread intended to represent expected rates increases.

Advances from the FHLB

The fair value of the Advances from the FHLB is based on the maturity and repricing terms of the advances; discounted cash flows are calculated using the FHLB advance rate yield curve as of the valuation date.

Servicing assets

The fair value of the servicing portfolio is determined by estimating the amount and timing of future cash flows associated with the servicing rights and discounting the cash flows using market discount rates.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 17. Accumulated Other Comprehensive Income

The following table includes changes in accumulated other comprehensive income by component, net of tax, for the years ending December 31, 2017 and 2016:

	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
December 31, 2017

Beginning balance	$3,973	$(2,375)	$1,598
Other comprehensive income before reclassification	90	2,414	2,504
Amounts reclassified from accumulated comprehensive income, net of tax	(185)	28	(157)

Net current period other comprehensive income	(95)	2,442	2,347

Ending balance	$3,878	$67	$3,945

	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total

December 31, 2016

Beginning balance	$(888)	$291	$(597)
Other comprehensive income before reclassification	4,571	(2,523)	2,048
Amounts reclassified from accumulated comprehensive income, net of tax	290	(143)	147

Net current period other comprehensive income	4,861	(2,666)	2,195

Ending balance	$3,973	$(2,375)	$1,598

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

The following tables present amounts reclassified out of each component of accumulated other comprehensive income (loss) for the years ended December 31, 2017 and 2016.

December 31, 2017
Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented

Loss on cash flow hedges	$(301)	Interest expense - Advances from the FHLB
	(116)	Tax expense

	$(185)	Net of tax

Unrealized gains on investment securities	$77	Gain on sale of securities
	(122)	Interest income - Investment securities
	(17)	Tax expense

	$(28)	Net of tax

December 31, 2016
Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented

Loss on cash flow hedges	$472	Interest expense - Advances from the FHLB
	182	Tax expense

	$290	Net of tax

Unrealized gains on investment securities	$362	Gain on sale of securities
	(129)	Interest income - Investment securities
	90	Tax expense

	$143	Net of tax

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 18. Income Taxes

The components of income tax expense for the years ended December 31, 2017 and 2016 are summarized below:

	For the years ended December 31,
	2017	2016
Income tax expense (benefit)
Current
Federal	$21,343	$8,265
State	4,233	1,599

	25,576	9,864

Deferred
Federal	(5,252)	4,029
State	(858)	684
Expense due to enactment of tax reform	5,162	-

	(948)	4,713

Amortization of low income housing credits	1,257	435

Total	$25,885	$15,012

Effective tax rates differ from the federal statutory rate applied to income before income taxes due to the following:

	For the years ended December 31,
	2017	2016

Federal statutory rate times financial statement income	$23,183	$20,434
Effect of:
State tax (net of federal benefit)	2,194	1,484
Tax-exempt interest, net	(2,468)	(2,244)
Tax reform	5,162
Investment in tax credits	(1,193)	(4,354)
Other	(993)	(308)

Total	$25,885	$15,012

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Components of deferred tax assets and liabilities included in the consolidated statements of financial condition are as follows:

	As of December 31,
	2017	2016
Deferred tax assets:
Allowance for loan losses	$10,677	$15,296
Net operating loss carry-forwards	3,568	6,672
Tax credit carry-forward	-	5,652
Other real estate owned, net	595	1,381
Accrued expenses	1,521	47
Other	442	726

	16,803	29,774
Deferred tax liabilities:
Depreciation	(2,139)	(3,667)
Deferred loan fees and costs	(859)	(1,353)
Section 197 intangibles	(372)	(1,694)
Purchase accounting	(1,406)	(2,021)
Investment securities and cash flow hedges	(1,629)	(1,003)
Partnership investments	(1,023)	(4,150)
Other	(359)	(688)

	(7,787)	(14,576)

Net deferred tax assets	$9,016	$15,198

On December 22, 2017, H.R.1, commonly known as the Tax Cuts and Jobs Act (the “Act”) was signed into law. Among other things, the Act reduces the Company’s federal tax rate from 35% to 21% effective January 1, 2018. As a result, the deferred tax assets and liabilities are required to be remeasured, through income tax expense, using the enacted rate at which they are expected to be recovered or settled. The re-measurement of the net deferred tax asset resulted in additional provisional income tax expense of $5,162 for 2017. This provisional increase includes additional tax expense related to our allowance for loan losses, net operating loss carryforwards and accrued expenses and tax benefits related to net unrealized gains on investment securities available for sale (credited directly to accumulated other comprehensive income), depreciation of property, plant and equipment, net discounts on the loan portfolio and investments in renewable energy tax credits. The revaluation of the deferred tax related to items that are credited directly to accumulated other comprehensive income was a component of the 2017 income tax expense and recognized in continuing operations, as required by current accounting guidance. The ultimate impact may differ from this provisional amount due to additional analysis, changed in interpretations and assumptions and additional regulatory guidance that may be issued. The provisional amount is expected to be finalized when the 2017 U.S. Corporate income tax return is filed in 2018.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the State of Florida and financial institution excise tax in the State of Alabama. The Company is no longer subject to examination by taxing authorities for years before 2014.

As of December 31, 2017, the Company has a net operating loss carry forward for federal income taxes of approximately $16,655 and a net operating loss carry-forward for Alabama excise taxes of approximately $10,717. If unused, the federal net operating loss carry-forward will begin to expire in 2029 and the state net operating loss carryforward will begin to expire in 2018.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 19. Related Party Transactions

The Company may grant loans to its directors, executive officers and certain related individuals or organizations in the ordinary course of business. The following table presents the principal balance activity of these loans for the years ended December 31, 2017 and 2016:

Unpaid Principal Balance of Loans
Balance as of December 31, 2015	$47,181
Principal advances/new loans	72,577
Principal payments	(62,635)

Balance as of December 31, 2016	$57,123
Principal advances/new loans	60,621
Principal payments	(71,209)

Balance as of December 31, 2017	$46,535

In the opinion of management, these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and in management’s opinion, do not involve more than the normal risk of collectability or present any other unfavorable features to the Company.

As of December 31, 2016, related parties held $6,600, or 49%, of the outstanding balance of the $13,500 unsecured fixed rate subordinated debenture. During 2017, the Company paid off the $13,500 subordinated debt. As of December 31, 2017 and 2016 related party deposits totaled $60,471 and $54,101, respectively.

Note 20. Stock Based Compensation and Other Benefit Plans

Stock Based Compensation

On February 20, 2015, the Board of Directors approved the 2015 Long-Term Incentive Plan (“2015 Plan”). The 2015 Plan permits the Board of Directors to grant actual equity awards (awards settled in stock) as well as cash-based awards to certain employees and directors of, and service providers to the Company or any of its subsidiaries. No awards may be granted under the 2015 Plan after the earlier of: (i) the 10th anniversary of the date of adoption; or (ii) the date the 2015 Plan is terminated by the Board of Directors. The 2015 Plan replaces the 2006 Stock Option and Restricted Stock Plan (“2006 Plan”). The 2006 Plan was “frozen,” such that no awards were granted under the 2006 Plan as of the date on which the Company’s shareholders approved the 2015 Plan, which was April 23, 2015. The Company has reserved 250,000 of common stock for issuance under the plan. As of December 31, 2017 and 2016, restricted share units of 42,958 and 19,718, respectively have been granted under the 2015 Plan. During the year ended December 31, 2017, 5,542 shares were issued under the 2015 Plan. No shares were issued in 2016.

Prior to the approval of the 2015 Plan, the 2006 Plan permitted the grant of share options to its employees for up to 1,200,000 shares of common stock. Option awards were generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant, with vesting periods of 5 years and 10-year contractual terms.

The fair value of each option award under the 2006 Plan is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of an appropriate bank peer group. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

The fair value of options granted under the 2006 Plan was determined using the following weighted-average assumptions as of grant date.

	For the years ended December 31,
	2017	2016
Risk-free interest rate	2.29%	1.60%
Expected term (in years)	6.5	6.5
Expected stock price volatility	19.12%	18.09%
Forfeiture rate	4.00%	3.93%
Dividend yield	1.71%	1.43%
Weighted-average fair value of options granted	$7.67	$5.98

A summary of stock option activity under the 2006 Plan is presented below:

	Shares	Weighted- Average Exercise Price	Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
As of December 31, 2017:
Outstanding at beginning of year	756,788	$20.09	4.94	$15,068
Granted	92,322	40.33	9.02	$2,596
Exercised	(547,695)	17.85	N/A	$27,710
Forfeited or expired	(5,814)	34.31	N/A	$198

Outstanding at end of year	295,601	$30.29	6.75	$11,278

Fully vested	95,700	$20.89	4.42	$4,551

Exercisable at end of year	95,700

As of December 31, 2016:
Outstanding at beginning of year	740,600	$18.67	4.64	$8,959
Granted	79,989	35.09	9.19	$392
Exercised	(41,250)	17.73	N/A	$919
Forfeited or expired	(22,551)	30.37	N/A	$217

Outstanding at end of year	756,788	$20.09	4.94	$15,068

Fully vested	539,270	$17.00	3.97	$12,403

Exercisable at end of year	539,270

Compensation cost that has been charged to expense under the 2015 Plan is $781 and $192 for the year ended December 31, 2017 and 2016, respectively. Compensation cost that has been charged to expense under the 2006 Plan is $754 and $830 for the years ended December 31, 2017 and 2016, respectively.

As of December 31, 2017 and 2016, the Company had $2,416 and $1,572, respectively of total unrecognized compensation cost related to non-vested restricted stock units and stock options granted under the 2015 Plan and the 2006 Plan, respectively. The cost is expected to be recognized over a weighted-average period of 1.5 years.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Other Benefit Plans

The Company has a 401(k) benefit plan that allows employee contributions up to $18 of their compensation and the Company matches 100% of the first 4% contributed by the employees. For the years ended December 31, 2017 and 2016, the Company recognized 401(k) expense of $1,345 and $1,096, respectively.

Note 21. Preferred Stock and Warrants

During 2009, the Company issued 12,000 shares of Noncumulative Perpetual Redeemable Preferred Stock, Series A, par value $0.01, with a liquidation amount of $1,000 per share (the “Series A Preferred Stock”) for total proceeds of $12,000. The Series A Preferred Stock had a coupon rate of 8.00% per annum with dividends paid quarterly. During June 2016, the Company redeemed the Series A Preferred Stock.

During 2011, the Company issued 10,000 shares of Noncumulative Perpetual Redeemable Preferred Stock, Series C, par value $0.01, with a liquidation amount of $1,000 per share (the “Series C Preferred Stock”) for total proceeds of $10,000. The Series C Preferred Stock had a coupon rate of 8.00% per annum with dividends paid quarterly. During December 2017, the Company redeemed the series C preferred stock.

The Company issued Warrants (the “Associated Warrants”) for each share of Series A and Series C Preferred Stock purchased. A total of 120,000 Associated Warrants were issued in 2009 and 70,000 in 2011. Each Associated Warrant provides the right to purchase one share of common stock at a price of $15.00 for the warrants issued in 2009 and $17.00 for the warrants issued in 2011. The Associated Warrants expire five years from the date of issuance. As of December 31, 2016, there were no Series A nor Series C Warrants outstanding.

At the time the $13,500 unsecured, fixed rate subordinated debenture was entered into, the Company issued 40,500 warrants to the counter-party. Each warrant provides the right to purchase one share of common stock at a price of $30. The warrants expire nine years from the date of issuance (March 2023). The Company allocated the proceeds from the issuance of the subordinated debenture and the warrants on a relative fair value basis. The difference between the allocated proceeds and the face amount of the debentures is being amortized to interest expense over the term of the subordinated debenture. The subordinated debenture warrants outstanding totaled 0 and 40,500 at December 31, 2017 and 2016, respectively.

In 2009, Aliant issued detachable warrants in conjunction with the issuance of subordinated debentures as well as preferred stock. Additional warrants were granted in 2010 in conjunction with a common stock sale. After the acquisition and merger of Aliant, the warrants were converted to warrants of USAmeriBancorp, Inc., as provided in the warrant agreement. Each warrant provides the right to purchase one share of common stock at the exercise price. The warrants outstanding totaled 0 and 35,200 at December 31, 2017 and 2016, respectively.

During 2017, the Company cancelled all outstanding warrants and paid out $1,941 to the holders.

The following table summarizes activity in the consolidated statements of changes in stockholders’ equity for the classes of Preferred Stock for the years ended December 31, 2017 and 2016:

	Preferred Stock
	Series A	Series C	Total

Balances, December 31, 2015	12,000	9,938	21,938
Preferred stock redeemed	(12,000)	-	(12,000)
Preferred stock discount accretion	-	62	62

Balances, December 31, 2016	$-	$10,000	$10,000

Preferred stock redeemed	-	(10,000)	(10,000)

Balances, December 31, 2017	$-	$-	$-

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 22.     Commitments and Contingencies

Commitments

The Company enters into to financial instruments such as loan commitments, credit lines, letters of credit and overdraft protection in the normal course of business to meet the financing needs of its customers. These are agreements to provide credit or to support the credits of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. Most of the commitments to extend credit are variable rate instruments.

The contractual amounts of financial instruments with off-balance sheet risk at year-end were as follows:

	As of December 31,
	2017	2016

Commitments to extend credit	$972,068	$812,429
Standby letters of credit	43,739	38,076

	$ 1,015,807	$ 850,505

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. Collateral required, if any, varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral required, if any, varies as specified above and is required in instances which the Company deems necessary.

Lease Commitments

The Company leases certain offices and equipment under operating leases. Rent expense related to these leases was $1,283 and $1,140 for the years ended December 31, 2017 and 2016, respectively.

Future minimum lease payments on the Company’s lease agreements are summarized as follows:

2018	$977
2019	931
2020	922
2021	662
2022	237
Thereafter	117

$ 3,846

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Contingencies

The nature of the Company’s business ordinarily results in a certain amount of claims, litigation, investigations, and legal and administrative cases and proceedings, all of which are considered incidental to the normal conduct of business. When the Company determines it has meritorious defenses to the claims asserted, it vigorously defends itself.

The Company assesses its liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. For matters where it is probable the Company will incur a loss and the amount can be reasonably estimated, an accrual is established for the loss. Once established, the accrual is adjusted as appropriate to reflect any relevant developments. For matters where a loss is not probable or the amount of the loss cannot be estimated, no accrual is established.

While the final outcome of any litigation and claims exposures is inherently unpredictable, management is currently of the opinion that the outcome of pending and threatened litigation and inquires will not have a material effect on the Company’s business, consolidated financial position, results of operations or cash flows as a whole. However, in the event of unexpected future developments, it is reasonably possible that an adverse outcome in any of the matters discussed above could be material to the Company’s business, consolidated financial position, results of operations or cash flows for any particular reporting period of occurrence.

Note 23. Regulatory Matters

The Bank is subject to dividend restrictions as set forth by state and federal regulators. Under such restrictions, the Bank may not, without the prior approval of the state and federal regulators, declare dividends in excess of the sum of the current years’ earnings plus the retained earnings from the prior two years. Based on these restrictions, the Bank would be limited to paying $69,729 in dividends as of December 31, 2017.

The Company is subject to various regulatory capital requirements administered by the federal banking regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and certain asset classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital requirements for U.S. banks (“Basel III rules”) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on investment securities available for sale is included in computing regulatory capital.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and Tier I capital to adjusted average assets, as defined. As of December 31, 2017, the Company had a capital conservation buffer of 2.67%. As of December 31, 2017 and 2016, the Company and the Bank met all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion and capital restoration plans are required. As of December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Common Tier 1, Total risk-based, Tier I risk-based, and Tier I to average assets (leverage ratio) ratios as set forth in the following table. There are no conditions or events since the notification that management believes has changed the Bank’s category. Prompt corrective action regulations are not applicable to bank holding companies.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

The following table includes the Company and Bank’s capital amounts and ratios for the periods presented:

As of December 31, 2017					To Be Well
	Actual		Required for Capital Adequacy Purposes		Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Tier 1 Capital Ratio:
Consolidated	$331,242	8.30%	$179,676	4.50%	N/A	N/A
USAmeriBank	391,307	9.80	179,621	4.50	$259,452	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$448,394	11.23%	$319,424	8.00%	N/A	N/A
USAmeriBank	433,829	10.87	319,326	8.00	$399,157	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$346,242	8.67%	$239,568	6.00%	N/A	N/A
USAmeriBank	391,307	9.80	239,494	6.00	$319,326	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$346,242	7.64%	$181,216	4.00%	N/A	N/A
USAmeriBank	391,307	8.64	181,106	4.00	$226,383	5.00

As of December 31, 2016					To Be Well
	Actual		Required for Capital Adequacy Purposes		Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Tier 1 Capital Ratio:
Consolidated	$300,176	8.35%	$161,806	4.50%	N/A	N/A
USAmeriBank	364,297	10.13	161,806	4.50	233,720	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$422,041	11.74%	$287,655	8.00%	N/A	N/A
USAmeriBank	404,256	11.24	287,656	8.00	359,570	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$324,484	9.02%	$215,741	6.00%	N/A	N/A
USAmeriBank	364,297	10.13	215,742	6.00	287,656	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$324,484	7.99%	$162,375	4.00%	N/A	N/A
USAmeriBank	364,297	8.98	162,236	4.00	202,795	5.00

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Note 24.   Parent Company Financial Statements

The following information presents the condensed statements of financial condition, statements of income, and statement of cash flows of USAmeriBancorp, Inc., on a stand-alone basis as of and for the years ended December 31, 2017 and 2016.

Condensed Statements of Financial Condition
	As of December 31,
	2017	2016
Assets
Cash	$7,915	$24,349
Investment in bank subsidiary	404,563	375,443
Investment in non-bank subsidiary	-	1,759
Other real estate owned	-	275
Other assets	2,555	1,597

Total assets	$415,033	$403,423

Liabilities and Stockholders’ Equity
Subordinated debentures	69,002	66,649
Term Loan	-	13,478
Other liabilities	1,923	3,550
Total stockholders’ equity	344,108	319,746

Total liabilities and stockholders’ equity	$415,033	$403,423

Condensed Statements of Income
	For the years ended
	December 31,
	2017	2016
Dividend from bank subsidiary	$32,500	$12,750
Dividend and interest income	14	12
Other operating (loss) income	-	22

Income	32,514	12,784

Interest expense	5,982	4,485
Other expenses	763	382

Expense	6,745	4,867

Income before income taxes and undistributed earnings of subsidiaries	25,769	7,917
Income tax benefit	(2,824)	(1,837)

Income before undistributed earnings of subsidiaries	28,593	9,754
Equity in undistributed earnings of subsidiaries	11,760	33,617

Net income	$40,353	$43,371

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

Condensed Statements of Cash Flows
	For the years ended
	December 31,
	2017	2016
Operting Activities
Net income	$40,353	$43,371
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(11,760)	(33,617)
Net change in other liabilities	1,001	1,096
Net change in other assets	(1,028)	(881)

Net cash provided by operating activities	28,566	9,969

Investing Activities
Capital contribution to bank subsidiary	(14,825)	(24,500)
Return of investment on non-bank subsidiary due to dissolution	1,401	-
Dividend received from non-bank subsidiary	950	-

Net cash used in investing activities	(12,474)	(24,500)

Financing Activities
Proceeds from issuance of common stock	11,202	1,660
Payment to repurchase common stock and warrants	(1,626)	(1,824)
Repayment of borrowings	(27,000)	(16,250)
Proceeds from issuance of borrowings	15,263	59,319
Redemption of preferred stock	(10,000)	(12,000)
Dividends paid on preferred stock	(800)	(1,278)
Dividends paid on common stock	(19,565)	(4,774)

Net cash (used) provided by financing activities	(32,526)	24,853

Net (decrease) increase in cash	(16,434)	10,322
Cash at beginning of year	24,349	14,027

Cash at end of year	$7,915	$24,349

Note 25.     Subsequent Events

Effective January 1, 2018, the Company completed the previously announced merger with Valley National Bancorp (“Valley”), the holding company of Valley National Bank, pursuant to an Agreement and Plan of Merger, dated as of July 26, 2017 between Valley and the Company. The Company’s wholly-owned subsidiary, USAmeriBank, was merged into and under the name Valley National Bank as the surviving corporation in the merger.

Pursuant to the terms of the merger agreement, each share of common stock of the Company was converted into 6.1 shares of Valley common stock with cash to be paid in lieu of fractional shares.

Immediately following the merger, USAmeriBank will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank as the surviving entity.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Dollars in thousands, except per share data

All of the Company’s outstanding stock options will be converted, at the effective time of the merger, into Valley stock options to acquire Valley common stock, where the number of shares of Valley common stock underlying such Valley stock options will be equal to the number of shares of the Company’s common stock underlying such Company stock options multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley stock options will be equal to the exercise price per share of the Company’s common stock subject to such Company stock option, divided by the exchange ratio. In addition, all outstanding restricted stock units that have vested as of the effective time of the merger will be converted into the right to receive the same consideration as holders of the Company’s common stock are receiving in the merger, and all restricted stock units that are unvested as of the effective time of the merger will remain outstanding and be converted into the right to receive Valley common stock where the number of shares of Valley common stock underlying such restricted stock units will be equal to the number of shares of the Company’s common stock underlying such Company restricted stock units, multiplied by the exchange ratio.

All of the Company’s outstanding stock options and restricted stock units will vest only to the extent set forth in the Company’s equity-based compensation plans and the grant or award agreements pursuant to which the Company’s stock options and restricted stock units were granted or awarded. Accordingly, the vesting of Company’s stock options and restricted stock units will be accelerated if the holders of such stock options and restricted stock units are involuntarily terminated by Valley and/or its subsidiaries without cause or by the employee for good reason within 24 months following a change in control such as the merger.

Executive Change in Control Severance Plan – Other Officers

The Company has Participation Agreements in connection with the Company’s Executive Change in Control Severance Plan with certain officers. Pursuant to the merger agreement, Valley has agreed to honor, in accordance with their terms, all benefits payable under the Change in Control Plan, which provides certain benefits in the event the officer’s employment is terminated under specified circumstances and within a specified period of time following a change in control. The officers are also subject to a 12 month non-compete covenant and non-solicitation covenants with respect to customers and employees for a period ranging from 12–24 months. Under the Change in Control Plan, Valley may be required to pay an aggregate of approximately $9,038 to these officers. During January 2018, Valley paid $7,068 related to the Company’s Executive Change in Control Severance Plan.